UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under Rule 14a-12

GPGI, INC.

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT
April 24, 2026
GPGI, INC.
309 Pierce Street
Somerset, New Jersey 08873
Dear Stockholder:
You are cordially invited to the annual meeting of stockholders (the “Annual Meeting”) of GPGI, Inc. (the “Company”), which will be held virtually at 10:00 a.m. Eastern Time on June 11, 2026. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. You will be able to attend the Annual Meeting and vote during the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/GPGI2026.
In connection with the Annual Meeting, you will be asked to consider and vote on certain proposals that are more fully described in the accompanying proxy statement (the “Proxy Statement”). Whether or not you plan to attend the Annual Meeting, we urge you to read the Proxy Statement and consider such information carefully before voting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” PROPOSALS 1, 2 AND 4 AND “ONE YEAR” ON PROPOSAL 3 PRESENTED IN THE PROXY STATEMENT.
Your vote is very important. Even if you plan to attend the Annual Meeting, if you are a stockholder of record of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), please submit your proxy by Internet, mail or telephone as soon as possible to make sure that your shares are represented at the Annual Meeting, or you may submit your proxy at the Annual Meeting. If you hold your shares of Class A Common Stock in “street name” through a bank, broker or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker or other nominee, which include instructions for voting by Internet or telephone.
On behalf of the Board of Directors, we thank you for your support of GPGI, Inc.
Yours sincerely,

David M. Cote Executive Chairman of the Board	Thomas R. Knott Principal Executive Officer and Director
This Proxy Statement is dated April 24, 2026. Holders of record of the Company’s Class A Common Stock at the close of business on April 15, 2026 are entitled to receive notice of, and to vote at, the Annual Meeting.
Instructions on how to vote your shares are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which is expected to be mailed on or about April 24, 2026.

GPGI, INC.
309 Pierce Street
Somerset, New Jersey 08873
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2026
To the Stockholders of GPGI, Inc. (“we,” “our,” or the “Company”):
NOTICE IS HEREBY GIVEN that the 2026 annual meeting of stockholders of the Company (the “Annual Meeting”) will be held virtually at 10:00 a.m. Eastern Time on June 11, 2026.
Virtual Annual Meeting
In order to facilitate stockholder attendance and participation, after careful consideration, the Company’s Board of Directors (the “Board”) has determined to hold a virtual annual meeting in order to enable stockholders to participate from any location and at no cost to stockholders. We believe this is the right choice for the Company at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that stockholders will be afforded substantially the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online and vote your shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GPGI2026.
To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your “Important Notice Regarding the Availability of Proxy Materials,” proxy card, or voting instruction form. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be available on the Annual Meeting website on the day of the Annual Meeting.
Items of Business
At the Annual Meeting, you will be asked to consider and vote upon the following proposals:
1.
A proposal to elect four Class II directors to serve on the Company’s Board of Directors for a term expiring at the 2029 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal, or death;

2.
A proposal to approve, on an advisory basis, the 2025 compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

3.
A proposal to approve, on an advisory basis, the frequency (i.e., every one, two or three years) of future advisory votes to approve the compensation of our named executive officers; and

4.
A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The foregoing items of business are more fully described in the accompanying Proxy Statement, which you should read in its entirety and carefully consider prior to casting any votes in connection with such proposals. The Board has set the close of business on April 15, 2026, as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. Each outstanding share of the Company’s Class A Common Stock as of the Record Date entitles its holder to cast one vote on each matter to be voted upon. A list of the stockholders as of the Record Date will be available for inspection by stockholders, for any purpose germane to the Annual Meeting, at the Company’s offices during normal business hours for a period of 10 days prior to the Annual Meeting. The list will also be made available electronically for inspection by stockholders in attendance at the virtual Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting virtually. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which is expected to be mailed on or about April 24, 2026. Instructions on how to obtain a paper copy of our Proxy Statement and annual report to stockholders for the fiscal year ended December 31, 2025, are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on our proxy card. If you choose to receive a paper copy of our Proxy Statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.
IMPORTANT NOTICE ON THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 11, 2026.
OUR PROXY STATEMENT AND ANNUAL REPORT FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2025 ARE AVAILABLE AT WWW.PROXYVOTE.COM.
By Order of the Board of Directors
David A.P. Marshall
Chief Legal Counsel and Corporate Secretary
April 24, 2026
Somerset, New Jersey

i

PROXY STATEMENT
APRIL 24, 2026
GPGI, INC.
309 Pierce Street
Somerset, New Jersey 08873
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2026
This Proxy Statement is being made available via the Internet, beginning on or about April 24, 2026, to the owners of shares of Class A Common Stock (the “Class A Common Stock”) of GPGI, Inc. (the “Company,” “our,” or “we”) as of April 15, 2026 in connection with the solicitation of proxies by our Board of Directors for our 2026 annual meeting of stockholders (the “Annual Meeting”). On or about April 24, 2026, we expect to send an “Important Notice Regarding the Availability of Proxy Materials” (the “Notice”) to our stockholders. You will not automatically receive by mail our Proxy Statement and annual report to stockholders for the fiscal year ended December 31, 2025 (the “annual report”). If you would like to receive a printed copy of our Proxy Statement, annual report and proxy card, please follow the instructions for requesting such materials in the Notice. Upon request, we will promptly mail to you paper copies of such materials free of charge.
QUESTIONS AND ANSWERS
The following section addresses certain questions about this Proxy Statement and the proposals described herein, which are to be presented at the Annual Meeting.
The Annual Meeting will be held virtually at 10:00 a.m. Eastern Time on June 11, 2026. You will be able to attend and vote at the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/GPGI2026. Each outstanding share of Class A Common Stock as of April 15, 2026 (the “Record Date”) entitles its holder to cast one vote on each matter to be voted upon.
The following questions and answers may not include all of the information that is important to you as a stockholder of the Company. We urge our stockholders to read this entire Proxy Statement and our annual report and to carefully consider all of such information before casting any votes with respect to the proposals presented herein.
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the Notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.
Why is the Annual Meeting a virtual, online meeting?
We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Detailed instructions on how to participate at the Annual Meeting may be found online at www.virtualshareholdermeeting.com/GPGI2026.
What is the purpose of this document?
We are soliciting stockholder votes with respect to the following proposals:
1.
A proposal to elect four Class II directors to serve on the Company’s Board of Directors (the “Board”) for a term expiring at the 2029 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death (the “Director Election Proposal”);

2.
A proposal to approve, on an advisory basis, the 2025 compensation of our named executive officers as disclosed in this Proxy Statement (the “Say-on-Pay Proposal”);

3.
A proposal to approve, on an advisory basis, the frequency (i.e., every one, two or three years) of future advisory votes to approve the compensation of our named executive officers (the “Say-on-Frequency Proposal”); and

4.
A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Ratification Proposal”).

For more information about these proposals, please see the sections entitled “The Director Election Proposal,” “The Say-on-Pay Proposal,” “The Say-on-Frequency Proposal” and “The Auditor Ratification Proposal.”
What is the difference between holding shares of Class A Common Stock as a stockholder of record and as a beneficial owner?
Certain of our stockholders hold or may in the future hold their shares of Class A Common Stock beneficially through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares owned beneficially and those held of record.
Beneficial Owner:   If your shares of Class A Common Stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your bank, broker or other nominee, as the case may be. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote. The voting instruction card from your bank, broker or other nominee contains voting instructions for you to use in directing the bank, broker or other nominee how to vote your shares, which include instructions for voting by Internet or telephone. You may also cast your vote by using the 16‑digit control number included on your proxy card, voting instruction card or Notice.
Stockholder of Record:   If your shares of Class A Common Stock are registered directly in your name with us or our stock transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting by following the instructions located at www.virtualshareholdermeeting.com/GPGI2026. You can authorize your proxy or, if you have requested that the proxy materials be sent to you by mail, timely return the proxy card enclosed.
What do I need to do to attend the Annual Meeting?
Stockholders of record as of the Record Date can attend the Annual Meeting online by logging onto our virtual forum at www.virtualshareholdermeeting.com/GPGI2026 and following the instructions provided on your proxy card, voting instruction card or Notice. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction card or Notice. If you do not have this control number at the time of the Annual Meeting, you will still be able to attend virtually, but you will not be able to vote.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Attendees should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the virtual Annual Meeting. Attendees should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting.
Where can I obtain technical assistance if I encounter technical difficulties accessing virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting on the virtual Annual Meeting platform.
What constitutes a quorum?
The presence of a quorum is required for business to be conducted at the Annual Meeting. In accordance with Delaware General Corporation Law and our Third Amended and Restated Bylaws (the “Delaware Bylaws”) as of the date of this Proxy Statement, the presence at the Annual Meeting, through virtual attendance or by proxy, of the holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. As of the Record Date, our Class A Common Stock was the only class of our capital stock eligible to vote at the Annual Meeting, and there were 289,861,033 shares of our Class A Common Stock outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, your shares represented by such proxy card will be considered in determining the presence of a quorum.
In the event a majority of the outstanding shares of our Class A Common Stock entitled to vote at the special meeting of stockholders of the Company, to be held on June 4, 2026, vote in favor of the proposal to approve the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion (the “Nevada Reincorporation”), and the Company completes the Nevada Reincorporation prior to the Annual Meeting, the Company will instead be subject to the Nevada Revised Statutes, as amended (the “NRS”), the proposed Nevada articles of incorporation (the “Nevada Charter”) and the proposed Nevada bylaws (the “Nevada Bylaws”). Please refer to Appendix F and Appendix G our definitive proxy statement, filed with the SEC on April 20, 2026, for the forms of the Nevada Charter and Nevada Bylaws, respectively.
If applicable to the Company at the Annual Meeting, the NRS provides that, unless the articles of incorporation or bylaws provide otherwise, a majority of the voting power of the corporation, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on any matter), constitutes a quorum for the transaction of business. Under the NRS, unless the articles of incorporation or bylaws provide for different proportions, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Unless provided otherwise in the corporation’s articles of incorporation or bylaws, directors are elected at the annual meeting of stockholders by plurality vote. The Nevada Bylaws contain quorum and voting provisions substantially similar to those in the Delaware Bylaws.
How do I vote?
You may vote at the Annual Meeting by following the instructions posted at www.proxyvote.com or by mail, Internet, or telephone. If you hold your shares of Class A Common Stock in “street name” through a bank, broker, or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker, or other nominee, which include instructions for voting by Internet or telephone.
•
Voting by Mail:   If you are a holder of record of Class A Common Stock and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope to Broadridge Financial Solutions, Inc. (“Broadridge”). If you hold Class A Common

Stock beneficially in “street name” and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your bank, broker, or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.
•
Voting by Internet:   If you are a holder of record of Class A Common Stock and choose to vote by the Internet, go to www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form to transmit your voting instructions. You must have your proxy card in hand when you access the website and you must transmit your voting instructions by 11:59 p.m. Eastern Time on June 10, 2026, the day before the Annual Meeting.

•
Voting by Telephone:   If you are a holder of record of Class A Common Stock and choose to vote by telephone, simply use any touch-tone telephone to transmit your voting instructions by calling the following number: 1-800-690-6903 and following the instructions. You must have your proxy card in hand when you call and you must transmit your voting instructions by 11:59 p.m. Eastern Time on June 10, 2026, the day before the Annual Meeting.

•
Voting at the Annual Meeting:   If you attend the virtual Annual Meeting, you will be able to vote online at www.virtualshareholdermeeting.com/GPGI2026.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “— Can I change my vote or revoke my proxy after I return my proxy card?” below.
What is the deadline to provide my proxy?
If you give instructions as to your proxy appointment to the Annual Meeting by telephone or through the Internet, such instructions must be received by 11:59 p.m. Eastern Time on June 10, 2026, the day before the Annual Meeting. If you mail your executed proxy card for the Annual Meeting, such proxy card must be received by June 10, 2026, the day before the Annual Meeting.
How does the Board of Directors recommend I vote on the proposals?
The recommendations of the Board are set forth after the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
•
“FOR” the election of each of the director nominees named in the Director Election Proposal; and

•
“FOR” the Say-on-Pay Proposal; and

•
“ONE YEAR” on the Say-on-Frequency Proposal; and

•
“FOR” the Auditor Ratification Proposal.

How will my shares of Class A Common Stock be voted if I do not indicate a vote on my proxy card?
Your shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted as recommended by the Board on those items. See the question above entitled “— How does the Board of Directors recommend I vote on the proposals?” Your shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.
Will my shares be voted if I do not provide my proxy?
For stockholders of record:   If you are the stockholder of record and you do not vote by proxy card or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.
For holders in street name:   If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Subject to applicable New York Stock

Exchange (the “NYSE”) and SEC rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on “routine” proposals (such as the Auditor Ratification Proposal) when they have not received voting instructions.
When a proposal is not a routine matter and you have not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.” For the effect of broker non-votes on each proposal, see “— What vote is required to approve each proposal?” below. The Director Election Proposal, Say-on-Pay Proposal and Say-on-Frequency Proposal are non-routine matters, and the Auditor Ratification Proposal is a routine matter. Accordingly, a broker non-vote will not affect the outcome of voting on the Director Election Proposal, Say-on-Pay Proposal and Say-on-Frequency Proposal, and broker non-votes are not applicable to the Auditor Ratification Proposal.
Can I change my vote or revoke my proxy after I authorize or return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a stockholder of record as of the Record Date, regardless of the way in which you submitted your original proxy, you may change it by:
•
Returning a later-dated signed proxy card or written notice of revocation, as applicable, to Broadridge at c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Attention: Vote Processing;

•
Submitting written notice of revocation over the Internet at www.proxyvote.com to Broadridge before 11:59 p.m. Eastern Time on June 10, 2026, the day before the Annual Meeting;

•
Calling Broadridge at 1-800-690-6903 before 11:59 p.m. Eastern Time on June 10, 2026, the day before the Annual Meeting; or

•
Attending the Annual Meeting and properly voting using the instructions posted at www.virtualshareholdermeeting.com/GPGI2026.

If your shares of Class A Common Stock are held through a bank, broker, or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote virtually at the Annual Meeting by using the 16-digit control number included on your proxy card, voting instruction card or Notice. Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.
What vote is required to approve each proposal?
Proposal	Vote Required	What Are My Voting Choices?	Effect of Withhold/ Abstentions	Broker Non-Votes
Director Election Proposal	The election of directors shall be determined by a plurality of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon.	“FOR” or “WITHHOLD”	No Effect	No Effect
Say-on-Pay Proposal	The vote of a majority of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon.	“FOR”, “AGAINST”, or “ABSTAIN”	No Effect	No Effect
Say-on- Frequency Proposal	The vote of a majority of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon.	“ONE YEAR”, “TWO YEARS”, “THREE YEARS” or “ABSTAIN”	No Effect	No Effect
Auditor Ratification Proposal	The vote of a majority of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote	“FOR”, “AGAINST”, or “ABSTAIN”	No Effect	N/A (Broker Non-Votes Not Expected)

Proposal	Vote Required	What Are My Voting Choices?	Effect of Withhold/ Abstentions	Broker Non-Votes
thereon.
The holders of Class A Common Stock are not entitled to preemptive rights or cumulative voting on any of the aforementioned proposals, nor are such holders entitled to dissenters’ or appraisal rights with respect to such proposals.
Notwithstanding the vote standards described herein, please be advised that the Say-on-Pay Proposal, Say-on-Frequency Proposal and Auditor Ratification Proposal are advisory only and will not be binding on the Company or the Board and will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, the Company or the Board or its committees. However, the Board or its Committees, as the case may be, will take into account the outcome of the votes when considering what action, if any, should be taken in response to the advisory votes by stockholders.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares of Class A Common Stock on any additional matters properly presented for a vote at the Annual Meeting or any adjournment, adjournments or postponement of the Annual Meeting.
Who will solicit proxies on behalf of the Board?
Our Board is asking you to give your proxy to Thomas R. Knott, our Chief Executive Officer, and Kurt Schoen, our Chief Financial Officer. Giving your proxy to Messrs. Knott and Schoen means that you authorize Messrs. Knott and Schoen, either of them or their duly appointed substitutes, to vote your shares at the Annual Meeting in accordance with your instructions. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, then the shares will be voted in accordance with the Board’s recommendations.
Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors and certain executive officers or employees of the Company.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that any brokers, trustees and other nominees who hold shares in their names furnish our proxy materials to the beneficial owners of the shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules.

PROPOSAL 1: THE DIRECTOR ELECTION PROPOSAL
The Company’s Board is divided into three classes with staggered three-year terms.
As of April 7, 2026, thirteen (13) directors were serving on the Board, as follows:
Class II Director Nominees (Nominated for re-election until 2029)	Class III Directors (Continuing until 2027)	Class I Directors (Continuing until 2028)
Joseph J. DeAngelo Brian F. Hughes Mark R. James Thomas R. Knott	Rebecca K. Corbin Loree David M. Cote Paul S. Galant Dr. Krishna Mikkilineni Delara Zarrabi	John D. Cote Kevin M. Moriarty Louis Samson Jane J. Thompson
At the Annual Meeting, stockholders will be asked to elect the four Class II directors to serve for a three-year term expiring at the annual meeting of stockholders in 2029.
The Board has nominated Messrs. DeAngelo, Hughes, James and Knott as Class II directors based on the Board’s assessment of their candidacy, including the recommendation of our Nominating and Corporate Governance Committee.
Proxies solicited by or on behalf of the Board will, unless otherwise directed, be voted to elect Messrs. DeAngelo, Hughes, James and Knott. Messrs. DeAngelo, Hughes, James and Knott have each indicated a willingness to continue to serve for the term to which they have been nominated, if elected. In case any nominee is not a candidate at the Annual Meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the remaining nominees and to vote for a substitute nominee in their discretion in such class, as they shall determine.
Set forth on the following pages is information about each of Messrs. DeAngelo, Hughes, James and Knott, including their age, principal occupation, and business experience for at least the past five years and the names of other publicly held companies on whose boards they serve or have served during the past five years.
Vote Required
For the vote standard applicable to this proposal, along with the effect of abstentions and broker non-votes, see “Questions and Answers — What vote is required to approve each proposal?” above.
Board Recommendation
After careful consideration, the Board determined that election of each of the nominees for director named above is advisable and in the best interests of the Company and its stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS II DIRECTOR NAMED ABOVE.

Director Nominee Biographies — Class II Directors
Name	Principal Occupation and Business Experience
Joseph J. DeAngelo Age: 64
Mr. DeAngelo has served as a member of the Board since September 17, 2024, and currently serves as the chairperson of the Audit Committee and a member of the Compensation Committee. He has served as a director of Vertiv Holdings Co. (NYSE: VRT), a digital infrastructure and continuity provider, since October 2022 and as Chairman of the Board, President and Chief Executive Officer of HD Supply Holdings, Inc. (“HDS”), one of the largest industrial distributors in North America, beginning in March 2015. Mr. DeAngelo previously served as President and Chief Executive Officer of HDS beginning January 2005, and was a member of HDS’s board beginning August 2007, serving in each position until the closing of the acquisition of HDS by The Home Depot, a home improvement retail corporation, during 2020. Mr. DeAngelo also served as Executive Vice President and Chief Operating Officer of The Home Depot during 2007, and from 2005 to 2006, he served as Executive Vice President of HDS. Mr. DeAngelo is qualified to serve on our Board due to his extensive leadership, management experience, and industry knowledge.

Brian F. Hughes Age: 67
Mr. Hughes has served as a member of our Board since December 27, 2021 and currently serves as a member of the Audit Committee. Mr. Hughes currently serves as a director and audit committee chair of Bentley Systems (Nasdaq: BSY), an infrastructure engineering software company. Mr. Hughes was previously an audit partner, the national private markets group leader, and venture capital co-leader at KPMG LLP, a multinational audit, tax and advisory services firm, where he worked from 2002 to 2019, and an audit partner at Arthur Andersen where he worked from 1981 to 2002. Mr. Hughes received a Master’s in Business Administration and a Bachelor of Science in Economics and Accounting from the Wharton School of the University of Pennsylvania. Mr. Hughes is qualified to serve on our Board because of his financial expertise, extensive accounting, auditing, and venture capital experience as well as his experience as a director and advisor of other companies. Mr. Hughes also has experience in cybersecurity matters, as evidenced by his CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University’s Software Engineering Institute.

Mark R. James Age: 64
Mr. James has served as a member of the Board since September 17, 2024, and currently serves as the chairperson of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Mr. James had previously served as chairperson of the Nominating and Corporate Governance Committee until February 28, 2025. He is the President of Mark James Enterprises, his own executive consulting business. Previously, Mr. James served in roles of increasing seniority at multinational conglomerate Honeywell for over 20 years before his retirement in July 2020, including nearly 13 years as Chief Human Resources Officer (“CHRO”). Prior to becoming CHRO, Mr. James’ prior roles at Honeywell included serving as Vice President of Human Resources and Communications for Honeywell Aerospace, Vice President of Human Resources and Communications for Honeywell Aerospace Electronic Systems, and HR Director of Federal Manufacturing and Technologies. Mr. James is qualified to serve on our Board due to his deep leadership and management experience, including in the industrial sector.

Name	Principal Occupation and Business Experience
Thomas R. Knott Age: 40
Mr. Knott has served as a member of the Board since September 17, 2024. Mr. Knott was employed as Co-Chief Investment Officer of the Company from September 25, 2024, until the transfer of his employment to Resolute Holdings Management, Inc. (“Resolute Holdings”) in connection with the completion of the Spin-Off on February 28, 2025, following which he serves as Chief Investment Officer of the Company and, since January 2026, as our principal executive officer. Mr. Knott previously served as the Head of the Permanent Capital Strategies Group in the Consumer and Investment Management Division of Goldman Sachs, a global investment bank and securities firm, starting in March 2018. He was also the CEO, CFO, Secretary and Director of special purpose acquisition companies GSAH I and GSAH II, respectively. Mr. Knott led all aspects of Goldman Sachs’ co-sponsorship of GSAH II from its initial public offering in June 2020 to its merger with Mirion Technologies, a provider of nuclear measurement and detection systems, in October 2021. He also led GSAH I from its initial public offering in June 2018 to its merger with Vertiv in February 2020. Mr. Knott is qualified to serve on our Board due to his years of finance and investing experience and his extensive knowledge of the public markets.

Continuing Director Biographies — Class III Directors
Name	Principal Occupation and Business Experience
Rebecca K. Corbin Loree Age: 48
Ms. Corbin Loree has served as a member of the Board since July 2025, and currently serves as a member of the Compensation Committee. Ms. Corbin Loree is Chief Executive Officer of Corbin Advisors, LLC, a leading strategic investor relations and communications advisory firm, which she founded in 2007. Under her leadership, the firm has grown to serve public and private companies globally, with experience including over half of the S&P 500, and is recognized for its proprietary Inside the Buy-side® and Voice of Investor® research. Prior to founding Corbin Advisors, she served as a Vice President within Thomson Reuters’ Capital Markets Intelligence division, where she established and led the firm’s investor perception study practice. Ms. Corbin Loree is a frequent speaker and media contributor on investor communication and market trends and currently serves on the boards of several nonprofit organizations. She received a B.S. in Business Management with honors from Washington College. Ms. Corbin Loree is qualified to serve on our Board due to her extensive experience advising public and private companies on investor relations and capital markets communications, and her background in investor perception research and market intelligence.

David M. Cote Age: 73
Mr. Cote has served as the Executive Chairman of the Board since September 17, 2024, and as Co-Chief Investment Officer from September 25, 2024 until the transfer of his employment to Resolute Holdings in connection with the completion of the Spin-Off on February 28, 2025, following which he continues to serve as Executive Chairman of the Board. In addition, he has served as the Executive Chairman of the board of directors of Vertiv since February 2020 and as Chief Executive Officer, President and Secretary and Chairman of the board of directors of its predecessor, GSAH I, from April 2018 until February 2020. Mr. Cote previously served as Chairman and Chief Executive Officer of multinational conglomerate Honeywell from July 2002 to March 2017 and subsequently as Executive Chairman of the board of directors of Honeywell until April 2018. He joined Honeywell as President and Chief Executive Officer in February 2002. Prior to joining Honeywell, he served as Chairman, President and Chief Executive Officer of TRW, a provider of products and services for the

Name	Principal Occupation and Business Experience
aerospace, information systems and automotive markets, from August 2001 to February 2002. From February 2001 to July 2001, he served as TRW’s President and Chief Executive Officer and from November 1999 to January 2001 he served as its President and Chief Operating Officer. Mr. Cote was Senior Vice President of multinational conglomerate General Electric Company and President and Chief Executive Officer of GE Appliances from June 1996 to November 1999. Mr. Cote was a director of the Federal Reserve Bank of New York from March 2014 to March 2018, as well as a director of Juniper Industrial Holdings, Inc., a special purpose acquisition company, from March 2020 until its merger with Janus International Group Inc. in June 2021. Mr. Cote is the father of Mr. John Cote. Mr. Cote is qualified to serve on our Board due to his many years of experience leading global organizations, his extensive knowledge of the global business environment, and his unique understanding of the opportunities and challenges facing our business.
Paul S. Galant Age: 58
Mr. Galant has served as a member of the Board since September 21, 2022, and currently serves as a member of the Nominating and Corporate Governance Committee. Mr. Galant previously served as an Operating Partner of Churchill Capital, a real estate investment banking and investment firm, from January 2020 to January 2024, and served on the board of directors of Vivint Smart Home, Inc. (NYSE: VVNT), a smart home and security provider, from October 2015 to March 2023. Prior to that, Mr. Galant served as Chief Executive Officer of Brightstar Corp. (“Brightstar”), a leading mobile services company for managing devices and accessories and subsidiary of SoftBank Group Corp., a multinational investment holding company (“Softbank”), and he has served as an Operating Partner of SoftBank. Prior to joining Brightstar, Mr. Galant was the Chief Executive Officer of VeriFone Systems, Inc., an electronic payment transactions company (“VeriFone”), and was a member of VeriFone’s board of directors, since October 2013. Prior to joining VeriFone, Mr. Galant served as the CEO of the Enterprise Payments business of Citigroup, Inc., a multinational financial services corporation (“Citigroup”) since 2010. In this role, Mr. Galant oversaw the design, marketing and implementation of global B2C and C2B digital payments solutions. From 2009 to 2010, Mr. Galant served as CEO of Citi Cards, heading Citigroup’s North American and International Credit Card and Merchant Acquiring businesses. From 2007 to 2009, Mr. Galant served as CEO of Citi Transaction Services, a division of Citigroup’s Institutional Clients Group. From 2002 to 2007, Mr. Galant was the Global Head of the Cash Management business, one of the largest processors of payments globally. Mr. Galant joined Citigroup in 2000. Prior to joining Citigroup, Mr. Galant held positions at Donaldson, Lufkin & Jenrette, Smith Barney, and Credit Suisse. Mr. Galant holds a B.S. in Economics from Cornell University where he graduated a Phillip Merrill Scholar. Mr. Galant is qualified to serve on our Board because of his valuable experience in the financial services industry and in operations matters.

Name	Principal Occupation and Business Experience
Dr. Krishna Mikkilineni Age: 66
Dr. Mikkilineni has served as a member of the Board since October 18, 2024, and currently serves as the chairperson of the Nominating and Corporate Governance Committee and a member of the Compensation Committee and Audit Committee. Dr. Mikkilineni currently serves as General Partner of StartupXseed, a deep-tech venture fund, and as Co-Founder of The GAIN, a startup accelerator, roles he has held since 2019 and in which he has been instrumental in funding and growing 30 technology-driven startup companies. Prior to May 2019, Dr. Mikkilineni served in various roles of increasing seniority at Honeywell International, Inc. for over 33 years, including as global Chief Technology Officer, a role he held for nine years, and as global Chief Information Officer, a role he held for six years. Dr. Mikkilineni has been a member of the board of directors of Kone Corporation, a global elevator and escalator company, since 2022. Dr. Mikkilineni received his Ph.D. in electrical and computer engineering from the University of Florida. Dr. Mikkilineni is qualified to serve on our Board due to his extensive leadership and investing experience, technological expertise, as well as for his experience growing and expanding new businesses.

Delara Zarrabi Age: 44
Ms. Zarrabi has served as a member of the Board since January 12, 2026. Ms. Zarrabi has served as a Managing Director at Platinum Equity Advisors, LLC, a global private equity investment firm (“Platinum Equity”), since May 2020. At Platinum Equity, she leads deal execution for large-cap transactions. She is responsible for the structuring and execution of acquisition and divestiture transactions. She also has responsibilities related to post-acquisition monitoring and oversight of operational performance at select portfolio companies. Prior to June 2020, she served as Vice President, Senior Vice President and Principal at Platinum Equity. She joined Platinum Equity in 2013. Prior to joining Platinum Equity in 2013, Ms. Zarrabi was an analyst at CIBC World Markets, a global investment bank, and a Principal at Paine & Partners, a private equity firm. Ms. Zarrabi has a B.S. in Operations Research and Engineering as well as a Master of Engineering in Operations Research and Industrial Engineering both from Cornell University. Ms. Zarrabi previously served as director of PAE Inc. Ms. Zarrabi is qualified to serve on our Board due to her significant experience in private equity, M&A, business strategy and oversight of portfolio companies.

Continuing Director Biographies — Class I Directors
Name	Principal Occupation and Business Experience
John D. Cote Age: 44
Mr. Cote has served as a member of the Board since September 17, 2024. He has served as a Managing Partner and founder of SRM Equity Partners, LLC, a private equity firm, since October 2013. Among his previous roles, Mr. Cote served as the Chief Executive Officer of Industrial Inspection & Analysis, Inc., an inspection, testing and analytical business, from September 2015 to September 2019, and has served as Chairman since September 2015. Mr. Cote brings a background in investment banking from his years at J.P. Morgan Chase & Co, a global investment bank and financial services firm, from 2005 to 2011, where he worked on equity, debt, and M&A transactions in the Natural Resources Coverage group, and where he was a member of the Corporate Client Banking strategy team. Mr. Cote is the son of Mr. David Cote. Mr. Cote is qualified to serve on our Board due to his deep leadership and investing experience, including in the industrial sector.

Name	Principal Occupation and Business Experience
Kevin M. Moriarty Age: 60
Mr. Moriarty has served as a member of the Board since July 2025, and currently serves as a member of the Nominating and Corporate Governance Committee. Mr. Moriarty also currently serves as Principal of KMM Ventures LLC, where he advises and invests in early-stage companies. From 2018 to 2020, he served as Executive Vice President and Chief Financial Officer of Blue Yonder, a global supply chain software company. Prior to that, he served as Senior Vice President and Chief Financial Officer of Avnet, Inc., a Fortune 500 leading global technology distributor and solutions provider, from 2013 to 2017, and previously held senior financial leadership roles at Honeywell International Inc. and Bristol-Myers Squibb Company. Mr. Moriarty began his career at PricewaterhouseCoopers LLP, where he was an audit partner. He received his B.S. in Accounting with honors from Rutgers University. Mr. Moriarty served on the board of directors of Vertiqal Studios (TSX: VRTS) from 2023-2025, where he served as the chairman of the audit committee and the corporate governance and nominating committee. Mr. Moriarty is qualified to serve on our Board due to his significant financial, accounting and public company experience, including his prior service as a chief financial officer and audit partner.

Louis Samson Age: 53
Mr. Samson has served as a member of the Board since January 12, 2026. Mr. Samson has also served as Co-President at Platinum Equity, a global private equity investment firm, since 2023 and is a member of Platinum Equity’s investment committee. Mr. Samson leads the firm’s New York, Greenwich and London-based investment teams and manages the operations of those offices. Mr. Samson joined Platinum Equity in 2007 and plays an active role in Platinum’s day-to-day activities as well as its strategic direction. Prior to joining Platinum Equity, Mr. Samson was a Managing Director in the Mergers & Acquisitions Group at CIBC World Markets, the investment banking subsidiary of the Canadian Imperial Bank of Commerce, a global investment bank. Prior to his role at CIBC World Markets, Mr. Samson was a Mergers & Acquisitions attorney at Stikeman Elliott LLP, a Canadian law firm. Mr. Samson is a graduate of Ottawa University Law School and Le Petit Seminaire de Quebec College. Mr. Samson also serves on the board of directors of Custom Truck One Source (NYSE: CTOS). Mr. Samson previously served as director of PAE Inc. Mr. Samson is qualified to serve on our Board due to his significant experience in private equity, M&A, executive leadership and corporate governance.

Jane J. Thompson Age: 74
Ms. Thompson has served as a member of the Board since December 2021 and currently serves as a member of the Compensation Committee. She had previously served during 2024 as Chairperson of the Compensation Committee until September 17, 2024, and as a member of the Nominating and Corporate Governance Committee from September 17, 2024 to February 28, 2025. Ms. Thompson is the founder and Chief Executive Officer of Jane J. Thompson Financial Services LLC, a management consulting firm she founded in 2011. From May 2002 to June 2011, Ms. Thompson served as President of Walmart Financial Services, a division of Walmart Stores, Inc. that provides money services, products and solutions to Walmart customers. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups within Sears, Roebuck & Company, a department store chain, and was a partner with McKinsey & Company, Inc. advising consumer companies. From February 2022 to November 2025, Ms. Thompson served as a director for Katapult Holdings, Inc. (Nasdaq: KPLT), a financial technology company. Since 2012, Ms. Thompson has served on numerous public and private boards in fintech, financial services and payments. She currently serves as a director for Navient Corporation (Nasdaq: NAVI), an education financing company. Ms. Thompson received a Master’s in Business Administration from Harvard Business School

Name	Principal Occupation and Business Experience
and a Bachelor’s in Business Administration in Marketing from the University of Cincinnati. Ms. Thompson is qualified to serve on our Board because of her extensive experience in the fields of fintech, financial services and payments, and management consulting, as well as her experience as a member of various boards of directors.
Stockholder Nominations for Director Candidates
In order for a stockholder to nominate a person for election to the Board or bring other business before the 2027 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of the Delaware Bylaws, which require that the stockholder deliver written notice to the Corporate Secretary and comply with the other requirements set forth in the Delaware Bylaws. The Nevada Bylaws contain similar advance notice provisions and stockholders must comply with similar requirements if and when they apply to us. See “Stockholder Proposals and Other Information — Deadline for Submission of Stockholder Proposals and Recommendations for Director” for more information.
Directors Nominated Pursuant to Nomination Rights
Each of Messrs. David M. Cote, John D. Cote, DeAngelo and Knott have been designated by Resolute Compo Holdings LLC (“Resolute Compo Holdings”), pursuant to the terms of the Governance Agreement (as defined below). Each of Mr. Samson and Ms. Zarrabi have been designated by Platinum Equity, pursuant to the terms of the Investor Rights Agreement (as defined below). See “Certain Relationships and Related Party Transactions” for more information on the Governance Agreement and the Investor Rights Agreement.

CORPORATE GOVERNANCE
The Board is committed to governance practices that promote long-term stockholder value and strengthen Board and management accountability to our stockholders, clients and other stakeholders. Our key governance practices include:
• 8 of our 13 directors are independent • Separate principal executive officer and Board Chair positions • Mandatory stock ownership for CEO, other executive officers and non-employee directors	• Clawback policy for management incentive compensation • Independent directors meet regularly without management
Loss of Controlled Company Status
On August 11, 2025, the Company ceased to be a controlled company. Under NYSE rules, a company that ceases to be a controlled company must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees on the following phase-in schedule: (i) at least one independent committee member at the time the company ceases to be a controlled company; (ii) at least a majority of independent committee members within 90 days of the date the company ceases to be a controlled company; and (iii) all independent committee members within one year of the date the company ceases to be a controlled company. Additionally, the NYSE rules provide a 12-month phase-in period from the date a company ceases to be a controlled company to comply with the majority independent board requirement.
Currently, a majority of the members of our Board are independent, and all members of our committees are independent.
Board of Directors
The business and affairs of the Company are managed under the direction of our thirteen-member Board in accordance with our charter, our bylaws, and our Corporate Governance Guidelines, copies of which can be found on our website at gpgi.com/corporate-governance. Our Board is divided into three classes of directors, with the directors serving staggered three-year terms, with only one class of directors elected at each annual meeting of our stockholders. Our Class I directors are John D. Cote, Kevin M. Moriarty, Louis Samson and Jane J. Thompson (with their terms expiring at the 2028 annual meeting), our Class II directors are Joseph J. DeAngelo, Brian F. Hughes, Mark R. James and Thomas R. Knott (with their terms expiring at the Annual Meeting) and our Class III directors are Rebecca K. Corbin Loree, David M. Cote (Executive Chairman), Paul S. Galant, Dr. Krishna Mikkilineni and Delara Zarrabi (with their terms expiring at the 2027 annual meeting). Each of our Class II directors are director nominees for election at the Annual Meeting.
John Cote is the son of David Cote. There are no other family relationships among our directors and director nominees, or between our directors, director nominees and executive officers. We believe that our Board’s classified structure provides enhanced continuity and stability in business strategies and policies, which is beneficial for long-term strategic planning and oversight of our operations. We believe that maintaining a classified board structure balances the need for stockholders to express their opinion on the Board’s performance with the need for our directors to focus on our long-term success and maximizing value for stockholders.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in each of the directors’ individual biographies above. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess, but in identifying and evaluating director nominees, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. The Board evaluates director candidates recommended by stockholders using the same criteria. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Size of the Board
The Board is authorized to increase or decrease the total number of directors within the limitations prescribed by the Company’s bylaws, subject to the Governance Agreement, the Waiver Agreement and the Investor Rights Agreement (see “— Nomination Rights” above).
Director Independence
The Board has affirmatively determined that each of Ms. Corbin Loree, Mr. DeAngelo, Mr. Galant, Mr. Hughes, Mr. James, Mr. Moriarty, Ms. Thompson and Dr. Mikkilineni is independent per applicable NYSE standards. We encourage candid discussions on sensitive topics by holding executive sessions of Board and committee meetings throughout the year.
Leadership Structure
Our Board believes that the determination of whether the roles of the Company’s principal executive officer and Executive Chairman of the Board be either combined or separated should be made based on the best interests of the Company and its stockholders at any point in time based on the circumstances of the Company from time to time. Currently, our leadership structure separates these roles with Mr. David M. Cote serving as our Executive Chairman of the Board since the closing of the Resolute Transaction on September 17, 2024 and Mr. Knott having served as our principal executive officer since the departure of our former Chief Executive Officer, Mr. Jonathan C. Wilk, in January 2026. We believe that this structure is appropriate as it provides our principal executive officer with the ability to focus on our day-to-day operations while allowing Mr. David M. Cote to lead our Board in its fundamental role of providing advice to, and oversight of, management.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to codify internal Board policies and procedures. These Guidelines include:
• Role and size of the Board • Compensation for non-employee directors • Succession planning • Interactions with institutional investors, the press, customers, and suppliers
•
Board member qualifications & independence

•
Board committee composition & responsibilities

•
Stock ownership guidelines

•
New member orientation and continuing education for all directors

•
Addressing conflicts of interest

Role of the Board in Risk Oversight
General.   One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, review related person transactions and other significant conflicts of interest, investigate alleged breaches or violations of the Code of Conduct, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our Company’s corporate governance policies and systems in light of the governance risks that we face and the adequacy of our Company’s policies and procedures designed to address such risks. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on us.
Cybersecurity.   The Board oversees cybersecurity risks directly and through its Audit Committee. Audit Committee meetings include discussions of specific risk areas throughout the year, including, among others, those relating to cybersecurity threats. Our Chief Information Officer provides periodic updates on our cybersecurity risk profile to the Audit Committee and the Board. These updates are designed to enable the Audit Committee and the Board to assess the effectiveness of our cybersecurity program in the prevention, detection, mitigation, and remediation of cybersecurity incidents.
To maintain the security of payment cards during the manufacturing process, we follow extensive policies and procedures to assure compliance with industry security standards, payment networks and client requirements. Malware, spoofing, and other forms of cyber-attack target people at all levels of an organization, and we communicate this to our workforce through mandatory onboarding of our security policy, annual updates, monthly security awareness training, along with regular anti-phishing campaigns and videos on multiple topics to maintain vigilance.
Additional information about our cybersecurity program appears in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in our other reports with the SEC.
Meetings of the Board and its Committees
The Board held a total of eight (8) meetings during the fiscal year ended December 31, 2025. In the year ended December 31, 2025, no member of our Board of Directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she served as a director) and (ii) the number of meetings held by all Committees of the Board of Directors (during the periods that he or she served on such Committees). Members of our Board are invited and encouraged to attend each annual meeting of stockholders. In 2025, ten of the members of the Board attended the annual meeting.
During the year ended December 31, 2025:
•
The Board of Directors held eight meetings;

•
The Audit Committee held eleven meetings;

•
The Compensation Committee held seven meetings; and

•
The Nominating and Corporate Governance Committee held five meetings.

Board Committee Membership and Charters
The Board of Directors
Our Board currently has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Copies of committee charters are posted on our website at gpgi.com/corporate-governance. Our standing Board committees were composed of the following directors as of December 31, 2025:
	Director Independence	Audit Committee(2)	Compensation Committee(3)	Nominating and Corporate Governance Committee(4)
David M. Cote(1)	—	—	—	—
Rebecca K. Corbin Loree	Independent	—	Member	—
John D. Cote	—	—	—	—
Joseph J. DeAngelo	Independent	Chairperson	Member	—
Paul S. Galant	Independent	—	—	Member
Brian F. Hughes(2)	Independent	Member	—	—
Mark R. James	Independent	—	Chairperson	Member
Thomas R. Knott	—	—	—	—
Dr. Krishna Mikkilineni	Independent	Member	Member	Chairperson
Kevin M. Moriarty	Independent	—	—	Member
Jane J. Thompson	Independent	—	Member	—

(1)
Executive Chairman of the Board.

(2)
Financial Expert.

(3)
From January 1, 2025 until February 28, 2025, the Audit Committee was comprised of Messrs. DeAngelo (Chair), Fradin and Hughes. In connection with his resignation from the Board, Mr. Fradin resigned from his service as a member of the Audit Committee on February 28, 2025 and was immediately succeeded by Dr. Mikkilineni as a member. On July 12, 2025, Mr. Moriarty was appointed to the Board and joined the Audit Committee as a member. On April 14, 2026, Mr. Moriarty stepped down as a member of the committee.

(4)
From January 1, 2025 until February 28, 2025, the Compensation Committee was comprised of Messrs. Fradin (Chair), James and Knott and Dr. Mikkilineni. In connection with his resignation from the Board, Mr. Fradin resigned from his service as the Chair of the committee on February 28, 2025 and was immediately succeeded by Mr. James as Chair. At such time, Ms. Thompson also joined the committee as a member. On July 12, 2025, Ms. Corbin Loree was appointed to the Board and joined the committee as a member. On September 30, 2025, Mr. Knott stepped down as a member of the committee. On April 14, 2026, Mr. DeAngelo was appointed as a member of the committee.

(5)
From January 1, 2025 until February 28, 2025, the Nominating and Corporate Governance Committee was comprised of Messrs. John D. Cote, DeAngelo, Galant and James (Chair) and Ms. Thompson. On February 28, 2025, Mr.  John D. Cote succeeded Mr. James as Chair, who remained a member, and Ms. Thompson stepped down as a member of the committee. On April 14, 2026, Dr. Mikkilineni and Mr. Moriarty were appointed to the committee to serve as Chair and member, respectively, and Messrs. John D. Cote and DeAngelo stepped down from their roles on the committee.

Audit Committee
Our Board has determined that each Audit Committee member meets the definition of an independent director as defined by the applicable NYSE listing standards and the additional independence criteria for members of audit committees specified in the NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that Mr. Hughes qualifies as an “audit committee financial expert,” as such term is defined by SEC rules. The Audit Committee’s responsibilities include:

•
Reviewing and discussing with management and the independent auditors our annual audited and interim financial statements

•
Discussing with management major risk assessment and risk management policies and any impacts of such risks or exposures on our financial statements

•
Reviewing all related-party transactions

•
Inquiring and discussing with management compliance with applicable laws and regulations

•
Determining the compensation and oversight of the work of the independent auditors (including disagreements between management and the independent auditors regarding financial reporting)

•
Establishing procedures for any complaints about accounting, internal accounting controls or reports

•
Appointing or replacing the independent auditors and monitoring their independence

•
Discussing with management and the independent auditors significant financial reporting issues and judgments made in connection with our financial statements

•
Verifying the rotation of audit partners

•
Overseeing and monitoring cybersecurity risks

•
Pre-approving all audit services and permitted non-audit services to be performed by our independent auditors, including the fees and terms of the services

•
Investigating any alleged breach or violation of our Code of Conduct and any matters related to accounting, internal accounting controls, financial fraud and similar matters

Compensation Committee
Our Board has determined that each Compensation Committee member is an independent director as defined by the applicable NYSE listing standards. The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will be directly responsible for the appointment, compensation, and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC. The Compensation Committee’s responsibilities include:

•
Overseeing employee compensation policies and practices

•
Reviewing performance objectives for annual and long-term compensation

•
Reviewing and approving employment agreements for executive officers

•
Overseeing stock ownership guidelines and compensation recoupment policy

•
Reviewing compensation of non-employee directors

•
Reviewing compensation of our Chief Executive Officer and other executive officers, and making a recommendation to the Board for approval of our Chief Executive Officer’s compensation

•
Administering our stock plans and other incentive compensation plans

•
Reviewing all management compensation and benefit plans, including any applicable threshold, target and maximum goals and payment amounts, as well as perquisite arrangements

Nominating and Corporate Governance Committee
Our Board has determined that each Nominating and Corporate Governance Committee member is an independent director as defined by the applicable NYSE listing standards. Our Nominating and Corporate Governance Committee’s responsibilities include:
• Identifying individuals qualified to become members of our Board • Identifying best practices for corporate governance principles
•
Overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently

•
Developing and recommending to our Board corporate governance guidelines and principles

Stock Ownership Policy
Since 2023, the Company has implemented mandatory stock ownership guidelines for our executive officers and non-employee directors receiving compensation for their services as a director (“Guideline Participants”). These guidelines are intended to align the interests of our Guideline Participants with those of our stockholders by requiring them to acquire and maintain a meaningful equity stake in the Company.
These guidelines are based on the individual holding shares of our Class A Common Stock with a value equal to a multiple of his or her annual base salary or annual cash retainer, as follows:
Leadership Position	Market Value of Shares
Non-Employee Directors	5x annual cash retainer
Chief Executive Officer	6x annual base salary
Other Named Executive Officers	3x annual base salary
Other Senior Leadership Team	1x annual base salary
For purposes of this calculation, stock ownership includes shares of Class A Common Stock owned directly or indirectly, as well as vested and unvested time-based restricted stock units (“RSUs”) and vested performance-based restricted stock units (“PSUs”), but excludes unvested PSUs and unexercised stock options (whether or not vested). Each participant is expected to satisfy these stock ownership guidelines within five years of becoming subject to the guidelines.
Code of Conduct
We have adopted a Code of Conduct (the “Code of Conduct”) applicable to our directors, executive officers and employees that complies with the rules and regulations of the NYSE. The Code of Conduct codifies the business and ethical principles that govern all aspects of our business.
All of our directors, officers and employees are expected to be familiar with the Code of Conduct and to adhere to those principles and procedures set forth in the Code of Conduct that apply to them. Officers, employees and directors are trained on our Code of Conduct annually and must acknowledge completion, which is tracked by the Company’s human resources staff. Essential training includes anti-corruption, anti-harassment, non-discrimination, complaints process, and conflict of interest modules. The Company has posted the Code of Conduct and will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC, on the Company’s website at gpgi.com/corporate-governance. In addition, a copy of the Code of Conduct will be provided without charge upon request to us in writing at 309 Pierce Street, Somerset, New Jersey, 08873, Attention: Legal or by telephone at (908) 518-0500.
Whistleblower Hotline
We value compliance, fairness, and transparency, and believe that open, honest communication is the expectation, not the exception. To align with that goal, we employ an independent third-party dedicated whistleblower hotline, available 24 hours a day, seven days a week via telephone and internet to our employees, stockholders and others, to encourage the reporting of suspected violations of our Code of Conduct or other Company policies and any illegal or unethical activity, including abuse, misconduct in the workplace, and financial fraud including with respect to accounting, internal controls and auditing, and any retaliation against employees or others who make any good faith allegation of misconduct. Communications that are received through this hotline are reviewed by the Audit Committee.
Policy Against Speculative Trading or Hedging
Our Insider Trading Policy prohibits officers and directors, and any other persons the Company determines should be subject to the policy, as well as their family and/or household members, from directly or indirectly trading in options, warrants, puts and calls or similar instruments of the Company’s securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery). In addition, such persons are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities. We believe our Insider Trading Policy, and the processes we have implemented for the Company, are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. The foregoing summary of our Insider Trading Policy is qualified in its entirety by reference to the full text of the Insider Trading Policy, which was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and is incorporated herein by reference.
Doing Business in a Responsible Way
We understand that the strength of an organization lies in its people and we are committed to enhancing the experiences of our employees, our suppliers, and our customers. We are committed to high standards of corporate governance. Our framework of governance and monitoring ensures our business complies with the standards dictated by our values and objectives. Some of our highlights in this pillar include the following:
•
We are committed to upholding and promoting human rights in all aspects of our operations, believe in the inherent dignity and equal rights of every individual, and recognize our responsibility to respect and protect these rights;

•
In 2023, we launched a digitized performance management process to provide a more streamlined and efficient process and enable more fruitful performance conversation; and

•
We are an Equal Opportunity Employer.

Supply Chain Responsibility
Building productive and long-term relationships with suppliers is essential to our business growth and success. We believe that fostering strong supplier relationships reduces risk across our supply chain and also helps to strengthen social and environmental practices globally. We respect the human rights of all people and remain dedicated to following labor and business practices which ensure those involved in the creation of our products are respected. We communicate our social and environmental standards to suppliers through our Supplier Code of Conduct. We have high expectations of our vendors and require that they adhere to appropriate standards for legal compliance, anti-corruption and bribery, anti-discrimination, as well as the prohibition of slavery, child labor or human trafficking in any part of the supply chain.
Stockholder Communications
Any stockholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board, including any of our independent directors, should write to: The Board of Directors, c/o GPGI, Inc., 309 Pierce Street, Somerset, New Jersey 08873, Attention: Legal.
Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate. The Company’s legal function may also forward certain correspondence elsewhere within our Company for review and possible response. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, service or product complaints, service or product inquiries, new service or product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our Class A Common Stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2025, our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements; except that, on January 24, 2025, Mark James filed an amended Form 3 to report certain indirect holdings that were inadvertently omitted from his initial Form 3, which was timely filed on September 17, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Class A Common Stock as of April 7, 2026 by:
•
each of the Company’s current directors and NEOs;

•
all current directors and executive officers of the Company as a group, and

•
each person known by the Company to be the beneficial owner of more than 5% of outstanding Class A Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 7, 2026.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Class A Common Stock beneficially owned by such person.
Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	% of Class A Common Stock(2)
Directors and named executive officers
David M. Cote(3)	321,204	*
John D. Cote(4)	51,689,236	17.8%
Rebecca K. Corbin Loree(5)	59,295	*
Joseph J. DeAngelo(6)	334,180	*
Paul S. Galant(7)	152,971	*
Brian F. Hughes(8)	127,959	*
Mark R. James(9)	115,934	*
Thomas R. Knott(4)	50,459,127	17.4%
Dr. Krishna Mikkilineni(10)	82,281	*
Kevin M. Moriarty(11)	67,055	*
Louis Samson	—	*
Jane J. Thompson(12)	90,244	*
Delara Zarrabi	—	*
Jonathan C. Wilk(13)	1,473,616	*
Mary Holt	—	*
Dr. Adam Lowe(14)	733,816	*
Amanda Gourbault(15)	399,097	*
Gregoire Maes(16)	285,965	*
Timothy Fitzsimmons(17)	348,464	*
All directors and executive officers as a group (14 persons)(18)	53,332,114	18.4%
Five Percent Holders
PE Titan CS Holdings, L.P.(19)	52,829,757	18.2%
Tungsten 2024 LLC(4)	50,170,372	17.3%
FMR LLC(20)	31,300,658	10.8%

*
Less than 1%.

(1)
The business address of each of our directors and NEOs is c/o GPGI, Inc., 309 Pierce Street, Somerset, New Jersey 08873.

(2)
The beneficial ownership of the Company as of March 2, 2026 is based on 289,861,033 shares of Class A Common Stock outstanding as of such date.

(3)
Reflects (i) 76,449 shares of Class A Common Stock owned by Mr. David M. Cote’s spouse, of which Mr. David M. Cote disclaims beneficial ownership, and (ii) 244,755 shares of Class A Common Stock that Mr. David M. Cote has the right to acquire within 60 days of April 7, 2026 through the exercise of stock options.

(4)
Resolute Compo Holdings is the record holder of 49,290,409 shares of Class A Common Stock. Tungsten 2024 LLC (“Tungsten”) is the managing member of Resolute. John D. Cote, an individual, is the manager of Tungsten. C 323 Holdings, LLC (“C 323 Holdings”) is a non-managing member of Resolute Compo Holdings. Thomas R. Knott, an individual, is the sole and managing member of C 323 Holdings. Mr. John D. Cote, C 323 Holdings and Mr. Knott may be deemed to share beneficial ownership of the shares held of record by Resolute Compo Holdings. Tungsten separately owns 879,963 shares of Class A Common Stock. Ridge Valley LLC is the holder of 1,500,000 shares of Class A Common Stock. Mr. John D. Cote is the manager of Ridge Valley LLC. Also includes, solely with respect to Mr. John D. Cote, 18,864 shares of Class A Common Stock that Mr. John D. Cote has the right to acquire within 60 days of April 7, 2026 through the exercise of stock options and, solely with respect to Mr. Knott, (i) 44,000 shares of Class A Common Stock held by Mr. Knott and (ii) 244,755 shares of Class A Common Stock that Mr. Knott has the right to acquire within 60 days of April 7, 2026 through the exercise of stock options. The business address of Resolute Compo Holdings, Tungsten, Ridge Valley LLC, and C 323 Holdings, LLC is 445 Park Avenue, Suite 5B, New York, NY 10022.

(5)
Reflects 59,295 shares of Class A Common Stock held by Ms. Corbin Loree.

(6)
Reflects (i) 315,316 shares of Class A Common Stock held by Mr. DeAngelo and (ii) 18,864 shares of Class A Common Stock that Mr. DeAngelo has the right to acquire within 60 days of April 7, 2026 through the exercise of stock options.

(7)
Reflects (i) 146,343 shares of Class A Common Stock held by Mr. Galant and (ii) 6,628 shares of Class A Common Stock that Mr. Galant has the right to acquire within 60 days of April 7, 2026 through the exercise of stock options.

(8)
Reflects (i) 121,331 shares of Class A Common Stock held by Mr. Hughes and (ii) 6,628 shares of Class A Common Stock that Mr. Hughes has the right to acquire within 60 days of April 7, 2026 through the exercise of stock options.

(9)
Includes (i) 54,055 shares of Class A Common Stock held by Mr. James, (ii) 21,565 shares of Class A Common Stock held by the Mark R. James Revocable Trust, (iii) 21,450 shares of Class A Common Stock held by the Tammy James Revocable Trust, Mark R. James and Tammy James, trustees, and (iv) 18,864 shares of Class A Common Stock that Mr. James has the right to acquire within 60 days of April 7, 2026 through the exercise of stock options.

(10)
Reflects (i) 64,865 shares of Class A Common Stock held by Dr. Mikkilineni and (ii) 17,416 shares of Class A Common Stock that Dr. Mikkilineni has the right to acquire within 60 days of April 7, 2026 through the exercise of stock options.

(11)
Reflects 67,055 shares of Class A Common Stock held by Mr. Moriarty.

(12)
Reflects (i) 83,813 shares of Class A Common Stock held by Ms. Thompson and (ii) 6,431 shares of Class A Common Stock that Ms. Thompson has the right to acquire within 60 days of April 7, 2026 through the exercise of stock options.

(13)
Reflects 1,473,616 shares of Class A Common Stock held by Mr. Wilk.

(14)
Reflects 733,816 shares of Class A Common Stock held by Dr. Lowe.

(15)
Reflects 399,097 shares of Class A Common Stock held by Ms. Gourbault.

(16)
Reflects 285,965 shares of Class A Common Stock held by Mr. Maes.

(17)
Reflects 348,464 shares of Class A Common Stock held by Mr. Fitzsimmons.

(18)
Includes an aggregate of (i) 52,748,909 shares of Class A Common Stock held by such individuals and

(ii) 583,205 shares of Class A Common Stock that such individuals have the right to acquire within 60 days of April 7, 2026 through the exercise of stock options.
(19)
PE Titan CS Holdings, L.P. is the record holder of 52,829,757 shares of Class A Common Stock. Tom Gores is the manager of Platinum Equity, LLC, which is the sole member of Platinum Equity Investment Holdings, LLC, which is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC, which is the general partner of Platinum Equity InvestCo, L.P., which is the sole member of Platinum Equity Investment Holdings IV, LLC, which is the sole member of Platinum Equity Investment Holdings IV (Cayman), LLC, which is the general partner of Platinum Equity Partners International IV (Cayman), L.P., which is the general partner of PE Titan CS Holdings, L.P. By virtue of these relationships, each of the foregoing entities and Mr. Gores may be deemed to share beneficial ownership of the securities held of record by PE Titan CS Holdings, L.P. The principal business address of each such persons is 360 N Crescent Drive, South Building, Beverly Hills, CA 90210. This information is based solely on a Schedule 13D filed by such persons on January 20, 2026.

(20)
FMR LLC has sole voting power in respect of 31,293,594 shares of Class A Common Stock and sole dispositive power in respect of 31,300,658 shares of Class A Common Stock. Abigail P. Johnson, a director, the chairman and the chief executive officer of FMR LLC, also has sole dispositive power in respect of 31,300,658 shares of Class A Common Stock. The principal business address of each of such persons is 245 Summer Street, Boston, MA 02210. This information is based solely on a Schedule 13G filed by such persons on March 6, 2026.

EXECUTIVE OFFICERS
Executive Officers
The biographies of Mr. David M. Cote, our Executive Chairman, and Mr. Thomas R. Knott, our principal executive officer, appear under the section titled “Proposal 1: The Director Election Proposal” above.
Kurt Schoen, Principal Financial Officer and Principal Accounting Officer, 44
Mr. Schoen joined the Company as Principal Financial Officer and Principal Accounting Officer in January 2026. Mr. Schoen has also served as the Chief Financial Officer of Resolute Holdings Management, Inc. since February 19, 2025. From September 17, 2024 until the completion of the Spin-Off, he served as a Principal — Investment Analyst at the Company. He previously served from March 2022 to September 2024 as a Principal at I 130 Partners, a private investment firm, taking on operational roles as Interim CEO of Euro-Wall Systems, a manufacturer of premium impact door systems, and Head of M&A at Paschal Air, Plumbing & Electric, an HVAC, plumbing and electrical services company. From March 2016 to July 2021, he was a Senior Equity Analyst at Hightower Advisors, a wealth management firm, after serving as a Senior Equity Analyst at GCI Partners and in equity research at CLSA Americas. Mr. Schoen was previously a Controller at MHR Fund Management, after starting his career at KPMG, and is a CFA Charterholder and CPA.

NON-EMPLOYEE DIRECTOR COMPENSATION
Compensation Program for Non-Employee Directors
Pursuant to the Board-approved annual compensation program for non-employee directors (the “Director Compensation Policy”), non-employee directors are paid an annual cash retainer and annual retainers for standing committee chair service, in each case, prorated for partial years of service, as reflected in the table below:
Annual Cash Compensation of Non-Employee Directors
The cash compensation program for eligible non-employee directors for 2025 consisted of:
•
Board Member: $50,000

•
Audit Committee Chair: $25,000

•
Compensation Committee Chair: $15,000

•
Nominating and Corporate Governance Committee Chair: $10,000

Equity Compensation of Non-Employee Directors
From January 2025 to February 2025, the Company’s Director Compensation Policy provided that upon joining the Board, each eligible non-employee director receives an initial equity award in the form of options to purchase shares of Class A Common Stock (“Options”), with a grant date value of $200,000 (the “Initial Option Award”). Additionally, the Director Compensation Policy provided that eligible non-employee directors were granted, on an annual basis, Options with a grant date fair value of $200,000 effective on the date of each annual meeting (prorated for new directors based on their appointment date) (the “Annual Option Award”). The Options will vest in four equal annual installments over a four-year period commencing on the grant date and will have an exercise price per share equal to the fair market value of a share of Class A Common Stock at the time of grant. In addition, we provide a program for each eligible non-employee director to elect to convert 25, 50, 75 or 100% of their total annual cash compensation (including the annual cash retainer) into an Option with an equivalent grant date value (the “Option Conversion Program”).
Effective February 8, 2025, in connection with the Spin-Off, the Compensation Committee approved amendments to the Director Compensation Policy (the “Third Amended Director Compensation Policy”). The Third Amended Director Compensation Policy provides that upon joining the Board, each eligible non-employee director received an Initial Option Award, with a grant date value of $150,000. Additionally, the Third Amended Director Compensation Policy provided that eligible non-employee directors would be granted an Annual Option Award with a grant date value of $150,000. Eligible non-employee directors who join the Board after the annual meeting for the year of their appointment would receive a prorated portion of the Annual Option Award. The vesting schedule of the Options remained the same and the Options would have an exercise price per share equal to the fair market value of a share of Class A Common Stock at the time of grant. The reduction in the compensation amounts was intended to account for the overall compensation the non-employee directors would have received from both GPGI and their service on the board of directors of Resolute Holdings Management, Inc., since all of the non-employee directors were members of both boards of directors at that time.
Effective September 23, 2025, in connection with certain individuals being appointed to the Board who were not members of the board of directors of Resolute Holdings Management, Inc., the Compensation Committee approved amendments to the Director Compensation Policy (the “Fourth Amended Director Compensation Policy”). The Fourth Amended Director Compensation Policy provides that upon joining the Board, each eligible non-employee director receives an Initial Option Award, with a grant date value of $200,000, except that each non-employee director who is also a member of the board of directors of Resolute Holdings Management, Inc. or the public parent of any other entity that is managed by Resolute Holdings Management, Inc. or any of its controlled affiliates pursuant to a management agreement or similar agreement (a “Dual-Hatted Director”) receives an Initial Option Award with a grant date value of $150,000 instead. Eligible non-employee directors who join the Board after the annual meeting for the year of their appointment will receive a prorated portion of the Annual Option Award. Additionally, the Fourth Amended Director Compensation Policy provides that eligible non-employee directors will be granted an Annual Option Award with a grant date value of $250,000, except that each Dual-Hatted Director receives an Annual Option Award with a grant date value of $150,000 instead. The vesting schedule of the Options remains the same and the Options will have an exercise price per share equal to the fair market value of a share of Class A Common Stock at the time of grant.
2025 Director Summary Compensation
Information provided in the following table reflects the compensation delivered to our non-employee directors for 2025:
Current Directors(1)	Fees Earned or Paid in Cash ($)(2)	Options ($)(3)(4)	Total ($)
Rebecca K. Corbin Loree	49,994	417,802	467,796
John D. Cote	60,000	149,995	209,995
Joseph J. DeAngelo	75,000	149,995	224,995
Paul S. Galant	50,000	149,995	199,995
Brian F. Hughes	50,000	149,995	199,995
Mark R. James	65,000	149,995	214,995
Dr. Krishna Mikkilineni	50,000	149,995	199,995
Kevin M. Moriarty	49,995	417,802	467,797
Jane J. Thompson	50,000	149,995	199,995

(1)
Neither of Messrs. D. Cote or Knott receive compensation for their service on our Board or the board of Resolute Holdings.

(2)
The amounts shown for Ms. Corbin Loree and Mr. Moriarty represent the grant date value of the Options they received under the Option Conversion Program in lieu of the annual cash retainer, computed in accordance with FASB ASC Topic 718.

(3)
Represents the grant date value for the Options received by each current non-employee director computed in accordance with FASB ASC Topic 718.

(4)
The following table reflects the aggregate number of shares of Class A Common Stock subject to Options as of December 31, 2025:

Current Directors	Shares of Class A Common Stock underlying Options as of December 31, 2025
Rebecca K. Corbin Loree	63,537
John D. Cote	75,449
Joseph J. DeAngelo	75,449
Paul S. Galant	26,511
Brian F. Hughes	26,511
Mark R. James	75,449
Dr. Krishna Mikkilineni	69,672
Kevin M. Moriarty	63,568
Jane J. Thompson	26,511
The exercise price of each option is equal to the fair market value of our common stock as of the date of grant.

COMPENSATION DISCUSSION AND ANALYSIS
As of December 31, 2025, we are no longer an “emerging growth company” and, accordingly, the executive compensation disclosure included in this Proxy Statement contains additional information that was not required to be included in prior years’ proxy materials.
This Compensation Discussion and Analysis (“CD&A”) describes the compensation program, philosophy, decisions and process for the compensation of our named executive officers (“NEOs”) for fiscal year 2025. Our NEOs for 2025 are:
NEO	TITLE
Jonathan C. Wilk	Former President and Chief Executive Officer(1)
Mary Holt	Chief Financial Officer of CompoSecure, L.L.C.(2)
Dr. Adam Lowe	Chief Product & Innovation Officer
Amanda Gourbault	Former Chief Revenue Officer(3)
Gregoire Maes	Chief Operating Officer
Timothy Fitzsimmons	Former Chief Financial Officer(4)

(1)
Mr. Wilk resigned from his position as of January 21, 2026 and, in connection with his resignation, entered into a transition and consulting agreement with the Company to serve as a consultant through January 1, 2027. However, he was the only executive to serve as Chief Executive Officer of the Company during fiscal year 2025.

(2)
Ms. Holt commenced employment with the Company on October 27, 2025 and was appointed Chief Financial Officer, effective November 4, 2025, in connection with Mr. Fitzsimmons’ retirement. Effective January 22, 2026, Ms. Holt ceased serving as Chief Financial Officer of the Company and continues to serve as the Chief Financial Officer of CompoSecure, L.L.C.

(3)
Ms. Gourbault resigned from her position as of February 23, 2026 and, in connection with her resignation, entered into a transition and consulting agreement to serve as a consultant to the Company through January 1, 2027.

(4)
On June 10, 2025, Mr. Fitzsimmons informed the Board that he would retire from his position as of the date the Company named a successor Chief Financial Officer. Mr. Fitzsimmons ceased to serve as the Company’s Chief Financial Officer effective as of the date of Ms. Holt’s appointment to the role. Mr. Fitzsimmons has entered into a transition and consulting agreement with the Company to serve as a consultant through January 1, 2027.

Our Compensation Philosophy
Attracting and rewarding highly qualified executive talent and fostering a “results-oriented” culture focused on achievement of business and financial performance objectives is important to the Company. Our “pay for performance” philosophy is designed to link a significant portion of each NEO’s compensation to the performance of the Company, including ambitious performance targets set in alignment with our strategic plan and a competitive pay positioning strategy, as evidenced by the following program components:
•
Total direct compensation opportunities that are designed such that a substantial portion of executive pay is variable or “at risk”, based primarily on specific financial metrics and stock price performance over the long term;

•
To further align our executive’s interests with those of our stockholders, we provide long-term incentives in the form of equity awards; and

•
Market-competitive retirement and healthcare benefits to retain and attract key talent critical to the Company’s success.

We have designed our executive compensation program to reward our NEOs at a level consistent with our overall financial performance and to provide compensation sufficient to attract, retain and motivate them to exert their best efforts in the highly competitive markets in which we operate. The Compensation Committee reviews our executive compensation program annually.
Compensation Committee Interlocks
Executive compensation decisions for fiscal year 2025 were made by our Compensation Committee. Thomas Knott, our Chief Investment Officer, was previously a member of the Compensation Committee and ceased serving on the Committee in late 2025. On February 28, 2025, upon the completion of the Spin-Off and the transfer of his employment to Resolute Holdings, we entered into a consulting agreement with Mr. Knott, under which Mr. Knott is eligible to receive grants of restricted stock units or other equity incentive awards as determined by the Company and will remain eligible to vest in equity incentive awards previously granted by the Company, in exchange for his provision of certain consulting and advisory services with respect to executing strategic corporate transactions and related activities, and such other similar services as reasonably requested by the Company. For 2025, Mr. Knott did not receive any GPGI equity awards, but he remained eligible to vest into his 2024 equity awards.
Except as described above, none of our current or former executive officers or employees currently serves, or has ever served, as a member of our Compensation Committee and none of our executive officers has ever served as a member of a compensation committee (or committee serving an equivalent function) of any other entity whose executive officers served as a member of our Board.
Emphasis on Variable and Performance-Based Compensation
The annual compensation of our NEOs varies from year to year based on our financial results. Consistent with our overall compensation philosophy, our executive compensation program emphasizes “variable” pay over “fixed” pay and seeks to balance short-term and long-term incentives, as well as performance-based and time-based incentives. In 2025, the majority of the target total direct compensation of our NEOs consisted of variable pay, including cash incentives awarded under our annual bonus plan and long-term incentives in the form of equity awards. Our equity awards are in the form of restricted stock units and stock options that vest over a specified period of years. The value of our equity awards to our NEOs, once vested, is variable based on our stock price. Fixed pay, primarily consisting of base salary, made up only approximately 13% of Mr. Wilk’s target total direct compensation in 2025, while variable pay, consisting of both annual cash bonus and long-term incentives in the form of equity awards, made up approximately 87% of his target total direct compensation. With respect to our other NEOs, fixed pay made up approximately 21% of target total direct compensation in 2025, while variable pay made up approximately 79%. The allocations that applied to Mr. Wilk and other NEOs are set forth in the charts below.
Compensation-Setting Process
The Compensation Committee establishes our overall compensation philosophy and oversees our executive compensation program, and the compensation of our non-employee directors. The Compensation

Committee has the authority to retain advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our NEOs. The Compensation Committee’s authority, duties and responsibilities are described in its charter, which is reviewed annually and updated as warranted, including during 2025. The charter is available on the Company’s corporate governance website at gpgi.com/corporate-governance.
While the Compensation Committee determines our overall compensation philosophy and recommends the compensation of our executive officers, it considers input from its compensation consultant, as well as the advice of its principal executive officer (for 2025, Mr. Wilk) and the Executive Chairman, to formulate recommendations and make decisions with respect to specific compensation decisions. Following the approval of each NEO’s executive compensation arrangements by our Executive Chairman (pursuant to the delegations of authority under the GPGI Management Agreement), the Compensation Committee determines and approves all decisions regarding executive compensation, including base salary levels, target annual cash bonus opportunities, actual cash bonus payments and long-term incentive compensation in the form of equity awards for the NEOs. The Compensation Committee meets on a regularly scheduled basis and at other times, as needed, and regularly reviews compensation matters with the Board.
In 2025, Mr. Wilk and the Executive Chairman worked closely with the Compensation Committee in determining the compensation of our other NEOs. Typically, Mr. Wilk reviewed publicly available market compensation information prepared by the Compensation Committee’s compensation consultant for each of the other NEOs (details regarding the compensation consultant are set forth below under the section titled “Independent Compensation Consultant”). Our Executive Chairman also provided recommendations and guidance to Mr. Wilk and the Compensation Committee with respect to the compensation of our NEOs and other executive officers. Mr. Wilk and the Executive Chairman then made a recommendation to the Compensation Committee regarding compensation for the other NEOs. The Compensation Committee reviewed and discussed this information and the recommendation of Mr. Wilk and the Executive Chairman with its independent compensation consultant, and then determined whether or not to approve, reject or modify such compensation, as it deems appropriate. Mr. Wilk and the Executive Chairman also worked with the Compensation Committee to recommend the structure of our annual bonus program, to identify and develop financial performance objectives for the program, and to evaluate actual performance against the selected financial performance measures. While the Compensation Committee considered Mr. Wilk’s and the Executive Chairman’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data served as only two of several factors in making its decisions with respect to Mr. Wilk’s and other NEOs’ compensation. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount thereof for Mr. Wilk and other NEOs. Moreover, no executive officer (including Mr. Wilk or the Executive Chairman) participates in the determination of the amounts or elements of his or her own compensation.
Independent Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own advisors, including compensation consultants, as it determines in its sole discretion, to assist in carrying out its responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees and services of these advisors, and any such advisor reports directly to the Compensation Committee. For 2025, the Compensation Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent compensation consultant.
In 2025, representatives of Semler Brossy attended meetings of the Compensation Committee as requested by the Chairman of the Compensation Committee and also communicated with the Chairman of the Compensation Committee outside of meetings. The Compensation Committee considered the advice and recommendations received from Semler Brossy in making executive compensation decisions. Semler Brossy reports to the Compensation Committee rather than to management, although Semler Brossy may meet with members of management, including Mr. Wilk, to gather information on proposals that management may make to the Compensation Committee. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Semler Brossy did not provide services to us other than the advice provided to the Compensation Committee. The Compensation Committee has

assessed the independence of Semler Brossy by taking into account, among other things, the various factors as set forth in the Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable listing standards of NYSE, and has concluded that its relationship with Semler Brossy and the work of Semler Brossy on behalf of the Compensation Committee has not raised any conflict of interest.
Say-on-Pay Vote
In prior years, we were an “emerging growth company” and were not required to hold a say-on-pay vote on the compensation of our NEOs. Starting at the Annual Meeting, we will be conducting our first say-on-pay vote as described in Proposal 2 of this Proxy Statement. Because we value the opinions of our stockholders, our Board and Compensation Committee will consider the outcome of the say-on-pay vote, and the related say-on-frequency vote described in Proposal 3 of this Proxy Statement, as well as feedback received throughout the year, when making compensation decisions for our NEOs in the future.
Executive Compensation Best Practices
Our Compensation Committee strives to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. During 2025, our Compensation Committee used the following executive compensation policies and practices to drive performance and maximize our stockholders’ long-term interests:
WE DO	WE DON’T DO
Pay for Performance Our executive compensation programs use short-term and long-term incentive compensation awards tied to the achievement of strong financial performance.	No Guaranteed Bonuses We do not pay guaranteed minimum bonuses under our annual bonus plan.
Independence and Experience The Compensation Committee is comprised of a majority of independent directors who have extensive experience.	No Excessive Perquisites We do not provide excessive perquisites for our NEOs.
Independent Compensation Advisor The Compensation Committee selects and engages its own independent advisor.	No Defined Benefit Retirement Programs We do not offer defined benefit retirement plans or arrangements or nonqualified deferred compensation plans or arrangements.

Thoughtful Peer Group Analysis
The Compensation Committee reviews external market data when making compensation decisions and regularly reviews our peer group with its independent compensation advisor.
No “Single Trigger” Severance Payments We do not have “single trigger” severance payments payable solely on account of the occurrence of a change in control event.

Annual Compensation Review
The Compensation Committee conducts an annual review of our executive compensation philosophy and strategy, including reviewing the peer group used for compensation comparative purposes.
No Excise Tax Gross-Ups We do not provide excise tax gross-ups to our NEOs for change in control and severance payments.
Emphasize Long-Term Equity The Compensation Committee uses equity awards to deliver long-term incentive compensation opportunities to our NEOs.	No Hedging We prohibit our employees and our non-employee directors from hedging our equity securities without first obtaining the pre-approval of our legal function.

WE DO	WE DON’T DO

“Clawback” Policy
Our clawback policy requires recovery of incentive compensation in the event of a financial restatement resulting from the fraud or intentional misconduct of an executive officer or any other member of the Company’s senior leadership team.

Compensation Peer Group
Given our unique history and business, the Compensation Committee believes that the competitive market for executive talent includes primarily other companies in related industries. Accordingly, it reviews compensation from a compensation peer group that consists of a carefully selected cross-section of public companies that are in the same or related industries with revenues and market capitalizations similar to ours. This data is supplemented with executive compensation survey data representing both public and private technology companies that are of similar size.
The Company’s peer groups for 2025 as approved by our Compensation Committee consisted of:
Peer Group Selected by Compensation Committee for 2025
Cantaloupe, Inc.
Cass Information Systems, Inc.
CPI Card Group Inc.
CTS Corporation
EVERTEC, Inc.
Flywire Corporation
i3 Verticals, Inc.
International Money Express, Inc.
Mirion Technologies, Inc.
Q2 Holdings, Inc.
Qualys, Inc.
Repay Holdings Corporation
Remitly Global, Inc.
Veeco Instruments Inc.
Vishay Precision Group, Inc.
The Compensation Committee reviewed the compensation data drawn from the compensation peer groups, in combination with industry-specific compensation survey data, to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluated how our pay practices and executive officer compensation compared to the competitive market. This information is only one of several factors that the Compensation Committee considers, however, in making its decisions with respect to the compensation of our executive officers.
Elements of Compensation Programs
The primary elements of our executive compensation programs are:
Program	Purpose	Key Features
Base salary	Recognizes individual performance, level of experience and expertise, expected future performance and contributions	Competitive fixed compensation with actual base salaries evaluated and determined for each executive officer and individual position
Annual performance-based cash incentives	Rewards achievement of pre-established corporate objectives	Motivates our NEOs to contribute to the Company’s

Program	Purpose	Key Features
	(Adjusted EBITDA and free cash flow) and other financial factors as determined by the Compensation Committee	annual financial performance to drive value for shareholders
Long-term incentives	Designed to enhance long-term stockholder value and attract, retain, motivate, and reward our NEOs over multiple years	RSUs and Options
Base Salaries
In 2025, the Compensation Committee reviewed the base salaries of our NEOs, taking into consideration a competitive market analysis performed by its compensation consultant and the recommendations of Mr. Wilk (except with respect to his own base salary), as well as the other factors described above. Following this review, the Compensation Committee determined to adjust the base salaries of certain of our NEOs, to levels it believed were appropriate to maintain their competitiveness, with the Board reviewing and approving the salary for our CEO. The base salary for Ms. Holt was set forth in her offer letter. The base salaries of our NEOs for 2025 were:
NEO	2024 Base Salary	2025 Base Salary(1)	Percentage increase
Jonathan C. Wilk	$750,000	$750,000	0%
Mary Holt(2)	—	$500,000	—
Dr. Adam Lowe	$450,883	$480,000	6.45%
Amanda Gourbault	$530,450	$530,450	0%
Gregoire Maes	$425,000	$459,000	8%
Timothy Fitzsimmons	$397,838	$397,838	0%

(1)
These base salary increases were effective October 1, 2024 in the case of Mr. Wilk and March 4, 2025 for each of Mr. Lowe and Mr. Maes. Mr. Fitzsimmons and Ms. Gourbault’s base salaries have not increased since 2023.

(2)
Ms. Holt commenced employment with the Company on October 27, 2025 and thus had no base salary in 2024.

Annual Cash Bonuses
Our NEOs were eligible to receive annual cash incentive bonuses under a management incentive plan. We use annual cash incentive bonuses to motivate our NEOs to drive continuous improvement year-over-year and enhance shareholder value, focusing on our short-term financial performance objectives. Consistent with our compensation philosophy, these annual incentive bonuses are intended to help us deliver a competitive total direct compensation opportunity. Annual cash bonuses are discretionary, however, the Compensation Committee typically ties cash incentive bonus opportunities to the achievement of annual financial performance measures. At its February 2025 meeting, the Compensation Committee approved a 2025 management incentive program (the “2025 MIP”), which included both quantitative and qualitative factors, all of which are subject to the Compensation Committee’s overall evaluation of the Company’s performance, and the NEOs’ individual achievements, during 2025.
For 2025, the target annual cash bonus opportunities for our NEOs under the 2025 MIP, expressed as a percentage of annual base salary, were:
NEO	2025 Base Salary	Target Annual Cash Bonus Opportunity (as a % of Base Salary)	Target Annual Cash Bonus Opportunity
Jonathan C. Wilk	$750,000	100%	$750,000

NEO	2025 Base Salary	Target Annual Cash Bonus Opportunity (as a % of Base Salary)	Target Annual Cash Bonus Opportunity
Mary Holt	$500,000	75%	$375,000
Dr. Adam Lowe	$480,000	75%	$360,000
Amanda Gourbault	$530,450	100%	$530,450
Gregoire Maes	$459,000	75%	$344,250
Timothy Fitzsimmons	$397,838	60%	$238,702
The quantitative input consisted of Adjusted EBITDA and free cash flow, generally weighted equally at 50% each, subject to any other financial factors that the Compensation Committee may want to consider. The qualitative factors were based on fairness, including contextualizing the quantitative metrics in relation to industry and marketplace, and also considered intensity and pacing in achieving goals and other relevant factors the Compensation Committee may want to consider. The Compensation Committee determined this structure to be appropriate to focus our NEOs on our short-term financial objectives, while at the same time recognizing their contributions to the achievement of these objectives and setting the expectation that they successfully execute their individual roles and responsibilities.
In February 2026, the Compensation Committee assessed the Company’s actual financial performance for 2025 and determined the payments under the 2025 MIP. The Compensation Committee had the discretion to adjust each NEO’s actual payment amount to address other business priorities, including an assessment of each individual’s performance and impact to the results of their assigned corporate function. Based on these determinations, the Compensation Committee approved bonus payments for 2025 (paid in March 2026) for our NEOs as follows:
NEO	Target Annual Cash Bonus Opportunity	Payout Percentage	Actual Annual Cash Bonus Payment
Jonathan C. Wilk(1)	$750,000	120%	$900,000
Mary Holt(2)	$375,000	160%	$100,000
Dr. Adam Lowe	$360,000	125%	$450,000
Amanda Gourbault(3)	$530,450	90%	$477,405
Gregoire Maes	$337,500	124.4%	$420,000
Timothy Fitzsimmons(4)	$238,702	83.3%	$198,911

(1)
Mr. Wilk resigned from his position as President and Chief Executive Officer effective January 21, 2026 and, pursuant to his transition and consulting agreement, he remained eligible to receive an incentive payment for 2025 (determined based on actual performance).

(2)
For 2025, Ms. Holt’s target annual cash bonus opportunity was prorated for the portion of the year she was employed by the Company. The payout percentage noted above reflects the percentage against the prorated portion of Ms. Holt’s annual cash bonus opportunity that was available for the portion of the year that she was employed.

(3)
Ms. Gourbault resigned from her position as Chief Revenue Officer effective February 23, 2026 and, pursuant to her transition and consulting agreement she remained eligible to receive an incentive payment for 2025 (determined based on actual performance, but no less than 90% of target).

(4)
Mr. Fitzsimmons retired as the Company’s Chief Financial Officer effective November 3, 2025 and, pursuant to his transition and consulting agreement he remained eligible to receive an incentive payment for 2025 (determined based on actual performance). Mr. Fitzsimmons annual bonus was prorated for the portion of the year that he was employed by the Company.

The Compensation Committee periodically reviews and may adjust the Company’s annual cash bonus programs, including modifying the performance criteria that must be met by the Company and individual executive officers in order for bonuses to be earned.

Long-Term Incentive Compensation
We deliver long-term incentive compensation in the form of equity awards to motivate our NEOs, by providing them with the opportunity to build an equity interest in the Company and to align their interests with the long-term interests of our stockholders.
In February 2025, pursuant to our 2021 Incentive Equity Plan (the “Equity Plan”), the Compensation Committee approved annual equity award grants to each of our NEOs (other than Ms. Holt). The grants were comprised of restricted stock units (“RSUs”), which vest in one-third increments on the third, fifth and seventh anniversaries of the grant date, subject to continued employment. The Compensation Committee believes that RSU awards provide a reward for growth in the value of our Class A Common Stock. Since their value increases with any increase in the value of the underlying shares, RSU awards provide an incentive to generate sustained lasting increases in the value of our stock over the long term. In addition, because they are subject to a multi-year vesting requirement extending to the seventh anniversary of the grant date, RSU awards serve our retention objectives. The Compensation Committee views equity awards as inherently variable since the grant date fair value of these awards may not necessarily be indicative of their value when, and if, the shares of our Class A Common Stock underlying these awards are delivered. The Compensation Committee also believes these awards enable us to attract and retain key talent and help to align the economic interests of our NEOs with the long-term interests of our stockholders.
Generally, in determining the size of the equity awards granted to our executive officers, the Compensation Committee takes into consideration the recommendations of Mr. Wilk (except with respect to his own equity award) and the Executive Chairman, as well as the factors described above. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.
In connection with the commencement of her employment, the Compensation Committee, having considered recommendations of Mr. Wilk and the Executive Chairman, approved the grant of a sign-on award of options to Ms. Holt under the Equity Plan with an aggregate grant date fair value equal to $500,000. The options vest over a four-year period in equal annual installments on each anniversary of the commencement of her employment. Additionally, Ms. Holt received an equity grant in the form of RSUs with an aggregate grant date value of $1,250,000, which vest in equal installments on the third, fifth and seventh anniversaries of her start date.
The equity awards granted to our NEOs in 2025 were as follows:
NEO	Options	Grant Date Value of Options	RSUs(1)(2)	Grant Date Value of RSUs
Jonathan C. Wilk	—	—	325,513	$4,400,000
Mary Holt(3)	48,023	$500,000	61,820	$1,250,000
Dr. Adam Lowe	—	—	147,960	$2,000,000
Amanda Gourbault	—	—	73,980	$1,000,000
Gregoire Maes	—	—	110,971	$1,500,000
Timothy Fitzsimmons	—	—	56,225	$760,000

(1)
For 2025, the number of shares subject to the RSU awards was calculated based on the closing price of our Class A Common Stock on the date of grant.

(2)
Each NEO (other than Ms. Holt), was granted RSUs on February 26, 2025, prior to the Spin-Off of Resolute Holdings Management, Inc. on February 28, 2025. The number of shares subject to their respective RSUs have been adjusted using a “Parent Ratio” calculated based on the pre- and post-distribution stock prices of our Class A Common Stock. Ms. Holt was granted her sign-on options and RSUs on November 4, 2025 (after the Spin-Off) and, as such, Ms. Holt’s RSU awards are not subject to adjustment.

(3)
The number of shares subject to the sign-on options granted to Ms. Holt was calculated by dividing the grant date fair value of Ms. Holt’s options by the Black-Scholes value of the closing price of our Class A Common Stock on the date of grant.

The Compensation Committee periodically reviews and may adjust the Company’s long-term incentive compensation strategy, including modifying the financial performance award thresholds that must be met by the Company in order for our NEOs to receive equity awards, as well as altering the structure, size or composition of the awards.
Health and Welfare Benefits
We provide other benefits to our NEOs, on the same basis as all of our employees. These benefits include medical, dental and vision insurance, disability insurance, life insurance, accidental death and dismemberment insurance, health savings accounts and health and dependent care flexible spending accounts. We also provide vacation and other paid holidays to all employees, including our executive officers. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market, and our employees’ needs.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
Retirement Benefits
The Company does not offer its employees non-qualified deferred compensation plans or defined benefit, pension or other similar plans. The only retirement benefits offered by the Company are through a tax-qualified 401(k) plan available to all full-time employees, including our NEOs. This plan provides employees the opportunity to contribute a portion of their annual earnings, subject to limits set by the U.S. Internal Revenue Code of 1986, as amended, for retirement savings on a pre-tax basis. The Company matches 100% of the first 3% and then 50% of the next 2% of plan compensation, which are 100% vested upon deposit.
Compensation Recoupment Policy
The Company adopted the Compensation Recoupment Policy in compliance with the final clawback rules adopted by the SEC and NYSE listing standards (“Clawback Rules”). This clawback policy generally provides for the mandatory recovery of erroneously awarded “incentive-based compensation” (as defined in the Clawback Rules) from current and former executive officers in the event that the Company is required to prepare an accounting restatement, in accordance with the Clawback Rules. A copy of this clawback policy is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. In connection with the adoption of the Compensation Recoupment Policy, the Board decided to apply such policy to the Company’s entire senior leadership team, representing an expansion beyond the requirements of the SEC and NYSE. In addition, the Board may, in appropriate cases, extend the clawback policy to additional officers (beyond our senior leadership team) if the Board learns of any action or omission by such officers that contributed to the Company having to restate all or a portion of its financial statements. In addition, the Board may, in appropriate cases (i) take such other actions as it deems necessary to remedy such action or omission and prevent its recurrence and (ii) dismiss the officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the officer’s obligations to the Company as the Board determines appropriate.
Stock Ownership Policy
As noted above under the section titled “Corporate Governance — Stock Ownership Policy”, since 2023, the Company has implemented mandatory stock ownership guidelines for our CEO, other executive officers and non-employee directors receiving compensation for their services as a director (“Guideline Participants”).

These guidelines are intended to align the interests of our Guideline Participants with those of our stockholders by requiring them to acquire and maintain a meaningful equity stake in the Company.
These guidelines are based on the individual holding shares of our Class A Common Stock with a value equal to a multiple of his or her annual base salary or annual cash retainer, as follows:
Leadership Position	Market Value of Shares
Non-Employee Directors	5x annual cash retainer
Chief Executive Officer	6x annual base salary
Other Named Executive Officers	3x annual base salary
Other Senior Leadership Team	1x annual base salary
For purposes of this calculation, stock ownership includes shares of Class A Common Stock owned directly or indirectly, as well as vested and unvested RSUs and vested PSUs, but excludes unvested PSUs and unexercised options (whether or not vested). Each participant is expected to satisfy these stock ownership guidelines within five years of becoming subject to the guidelines.
Tax Deductibility
The overriding consideration when evaluating the pay level or design component of any portion of our executive’s compensation is the effectiveness of the pay component and the stockholder value that management and the Compensation Committee believes the pay component reinforces. In structuring the compensation for our NEOs, our Compensation Committee will review a variety of factors, including the possible tax and accounting consequences applicable to the Company or its executives. In particular, section 162(m) of the Code limits our ability to deduct remuneration paid to our NEOs exceeding $1 million. However, this is not a driving factor in determining compensation and we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our Company even though amounts in excess of the Code Section 162(m) limit are not deductible.
Insider Trading Policy and Hedging
Our Insider Trading Policy prohibits officers and directors, and any other persons the Company determines should be subject to the policy, as well as their family and/or household members, from directly or indirectly trading in options, warrants, puts and calls or similar instruments of the Company’s securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery). In addition, such persons are prohibited from engaging in certain hedging or monetization transactions. We believe our Insider Trading Policy, and the processes we have implemented for the Company, are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. The foregoing summary of our Insider Trading Policy is qualified in its entirety by reference to the full text of the Insider Trading Policy, which was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and is incorporated herein by reference.

2025 Summary Compensation Table
The following table presents information regarding the compensation of the Company’s NEOs for services rendered during the fiscal years ended December 31, 2025, 2024 and 2023:
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Jonathan C. Wilk Former President and Chief Executive Officer	2025	750,000	—	4,400,000	—	900,000	14,754	6,064,754
	2024	660,100	—	5,283,217	—	575,000	12,829	6,531,146
	2023	618,040	—	5,500,985	—	438,780	12,304	6,570,108
Mary Holt Chief Financial Officer of CompoSecure, L.L.C.	2025	67,308	—	1,250,000	500,000	100,000	22,671	1,939,979
	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
Dr. Adam Lowe Chief Product and Innovation Officer	2025	471,601	—	2,000,000	—	450,000	15,102	2,936,703
	2024	450,880	12,346	1,656,639	—	287,654	5,271	2,411,698
	2023	437,774	—	1,375,248	—	186,482	9,143	2,008,647
Amanda Gourbault Chief Revenue Officer	2025	530,450	—	1,000,000	—	477,405	14,367	2,022,222
	2024	530,450	—	1,200,384	—	460,000	12,442	2,203,276
	2023	515,000	—	1,375,248	—	365,650	11,917	2,267,815
Gregoire Maes Chief Operating Officer	2025	444,866	—	1,500,000	—	420,000	22,851	2,387,717
	2024	425,000	12,920	1,200,384	—	272,080	22,292	1,932,676
	2023	386,250	—	1,375,248	—	164,543	21,724	1,947,765
Timothy Fitzsimmons Former Chief Financial Officer	2025	353,464	—	760,000	—	198,911	16,809	1,329,184
	2024	397,837	—	912,250	—	208,000	15,234	1,533,321
	2023	386,250	—	962,675	—	164,543	14,107	1,527,575

(1)
Reflects actual base salary amounts paid for 2023, 2024 and 2025.

(2)
Reflects a discretionary 5% increase in the 2024 MIP payment made by the Compensation Committee.

(3)
The Stock Award amounts reflected in the table represent the aggregate grant date fair value of the RSU awards and earned PSU awards, computed in accordance with FASB ASC Topic 718. The fair value of RSUs and PSUs has been determined based on the closing price of the Company’s Class A Common Stock on the date of grant. With respect to PSU awards granted on March 8, 2023, 69.6% of the target PSU portion was earned on January 1, 2025, and vested on January 1, 2026. With respect to PSU awards granted on March 15, 2024, 123.8% of the target PSU portion was earned on January 1, 2026, and vests on January 1, 2027.

(4)
In connection with the Spin-Off of Resolute Holdings Management, Inc. on February 28, 2025, all outstanding equity awards (including options, RSUs and PSUs) granted under our Equity Plan were adjusted to preserve the aggregate intrinsic value of such awards. The number of shares subject to each award (and, for options, the exercise price) was adjusted using a “Parent Ratio” calculated based on the pre- and post-distribution stock prices of our Class A Common Stock, and all adjusted awards remain subject to the same vesting schedules and other terms and conditions that applied immediately prior to the spin-off.

(5)
Reflects sign-on option grant made to Ms. Holt pursuant to the terms of her offer letter.

(6)
Reflects actual cash incentives paid for 2023, 2024 and 2025 pursuant to the 2023 MIP, 2024 MIP and 2025 MIP, respectively.

(7)
Amounts under “All Other Compensation” for fiscal year 2025 consist of the payments shown in the table below, paid to or on behalf of the NEOs.

Name and Principal Position	Company Match Under 401(k) Plan(1)	Relocation Expenses(2)	Life Insurance Premium Payments	Cell Phone Reimbursement	Car Allowance(3)
Jonathan C. Wilk	14,000	—	754	—	—
Mary Holt	—	22,506.13	165.16	—	—
Dr. Adam Lowe	14,000	—	501	600	—
Amanda Gourbault	14,000	—	367.38	—	—
Gregoire Maes	14,000	—	1,501	600	6,750
Timothy Fitzsimmons	14,000	—	2,259	550	—

(1)
Represents matching contributions on up to 100% of the first 3% and then 50% of the next 2% of eligible employee contributions in accordance with the Company’s 401(k) plan (subject to IRS limits and plan provisions).

(2)
Represents relocation and adjustment expenses paid in accordance with Ms. Holt’s offer letter.

(3)
Represents car allowance payments made to Mr. Maes in 2025. The car allowance was discontinued in September 2025 and corresponding payment amounts will instead be reflected as an increase to Mr. Maes’ base salary going forward.

Agreements with Named Executive Officers
We are party to employment agreements or offer letters with each of our NEOs through our wholly owned subsidiary CompoSecure, L.L.C. Certain of our NEOs have also entered into transition and consulting agreements with CompoSecure, L.L.C. in connection with their departure from the Company. The material terms of each NEO agreement are described below.
Employment and Transition Agreements with Mr. Wilk
CompoSecure, L.L.C. entered into an employment agreement with Mr. Wilk, dated as of December 27, 2021, which provided for (i) an annual base salary of $600,000, (ii) an annual target bonus opportunity of 100% of base salary (with a maximum of 200% of base salary), (iii) eligibility to receive an annual equity grant under the Equity Plan and (iv) eligibility to participate in the Company’s employee benefit programs.
Mr. Wilk’s employment agreement contained certain restrictive covenants, including 24-month non-compete and non-solicitation covenants, and confidentiality covenants. In addition, Mr. Wilk’s employment agreement provided for severance benefits, as described below under “Potential Payments upon Termination or Change in Control.”
Effective January 21, 2026, Mr. Wilk ceased to serve as the Company’s Chief Executive Officer and principal executive officer. In connection with his departure, Mr. Wilk entered into a transition and consulting agreement, dated January 16, 2026. Provided Mr. Wilk remains in service of the Company through January 1, 2027, he will receive a fee of $750,000, payable in monthly installments through January 1, 2027, and will remain eligible to receive an incentive payment for 2025, in an amount depending on actual Company performance. In addition, he will also remain eligible for vesting of restricted stock units and performance-based restricted stock units that are scheduled to vest on January 1, 2027 and will receive an additional $750,000 cash payment, payable at the same time that the Company pays incentive bonuses to its executives in 2027. From the period commencing on January 21, 2026 through the second anniversary thereof, Mr. Wilk will be eligible to continue medical coverage for himself and his dependents through the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) at the Company’s expense. Mr. Wilk will also remain subject to restrictive covenants and provide the Company with a general release of claims.
Offer Letter with Ms. Holt
CompoSecure, L.L.C. entered into an offer letter with Ms. Holt in connection with the commencement of her employment on October 27, 2025, which provides for (i) annual base salary of $500,000, (ii) an annual target bonus opportunity of 75% of base salary (pro-rated for the first year of employment), (iii) a sign-on option award with an aggregate grant date value of $500,000, vesting 25% annually over four years, (iv) an initial RSU award with an aggregate grant date value of $1,250,000, vesting in equal installments on the third, fifth and seventh anniversaries of her start date, (v) an annual equity award with a target grant date value of $1,250,000, and (vi) eligibility to participate in the Company’s employee benefit programs.
Ms. Holt’s offer letter contains certain restrictive covenants, including 24-month non-compete and non-solicitation covenants, and confidentiality covenants. Ms. Holt is also eligible to receive certain severance benefits under the Company’s Executive Severance Plan, as described below under “Potential Payments upon Termination or Change in Control.”
Effective as of January 22, 2026, Ms. Holt ceased to serve as the Chief Financial Officer of the Company and continues to serve as the Chief Financial Officer of CompoSecure, L.L.C.
Employment Agreement with Dr. Lowe
CompoSecure, L.L.C. entered into an employment agreement with Dr. Lowe, dated as of December 27, 2021, which provides for (i) an annual base salary of $425,000, (ii) an annual target bonus opportunity of 60% of base salary (with a maximum of 120% of base salary), (iii) eligibility to receive an annual equity grant under the Equity Plan and (iv) eligibility to participate in the Company’s employee benefit programs.
Dr. Lowe’s employment agreement contains certain restrictive covenants, including 24-month non-compete and non-solicitation covenants, and confidentiality covenants. In addition, Dr. Lowe’s employment agreement provides for severance benefits, as described below under “Potential Payments upon Termination or Change in Control.”
Employment and Transition Agreements with Ms. Gourbault
CompoSecure, L.L.C. entered into an employment agreement with Ms. Gourbault, dated as of December 6, 2021, which provided for (i) an annual base salary of $500,000, (ii) an annual target bonus opportunity of 100% of base salary (with a maximum of 200% of base salary), (iii) a sign-on cash bonus of $750,000, (iv) eligibility to receive an annual equity grant under the Equity Plan and (v) eligibility to participate in the Company’s employee benefit programs.
Ms. Gourbault’s employment agreement contained certain restrictive covenants, including 24-month non-compete and non-solicitation covenants, and confidentiality covenants. In addition, Ms. Gourbault’s employment agreement provided for severance benefits, as described below under “Potential Payments upon Termination or Change in Control.”
Ms. Gourbault resigned from her position as Chief Revenue Officer and as an officer of the Company, effective February 23, 2026. In connection with her resignation, Ms. Gourbault entered into a transition and consulting agreement, pursuant to which she will serve as a consultant to the Company through January 1, 2027. The terms of Ms. Gourbault’s transition and consulting agreement provide that she will remain eligible for vesting of restricted stock units and performance-based restricted stock units that are scheduled to vest on January 1, 2027. Ms. Gourbault will also remain subject to restrictive covenants and provide the Company with a general release of claims.
Employment Agreement with Mr. Maes
CompoSecure, L.L.C. entered into an employment agreement with Mr. Maes, dated as of December 27, 2021, which provides for (i) annual base salary of $375,000, (ii) an annual target bonus opportunity of 60% of base salary (with a maximum of 120% of base salary), (iii) eligibility to receive an annual equity grant under the Equity Plan and (iv) eligibility to participate in the Company’s employee benefit programs.
Mr. Maes’ employment agreement contains certain restrictive covenants, including 24-month non-compete and non-solicitation covenants, and confidentiality covenants. In addition, Mr. Maes’ employment agreement provides for severance benefits, as described below under “Potential Payments upon Termination or Change in Control.”

Employment and Transition Agreements with Mr. Fitzsimmons
CompoSecure, L.L.C. entered into an employment agreement with Mr. Fitzsimmons, dated as of December 27, 2021, which provided for (i) annual base salary of $375,000, (ii) an annual cash bonus with a target bonus amount equal to 60% of base salary (with a maximum of 120% of base salary), (iii) eligibility to receive an annual equity grant under the Equity Plan and (iv) eligibility to participate in the Company’s employee benefit programs.
Mr. Fitzsimmons’ employment agreement contained certain restrictive covenants, including 24-month non-compete and non-solicitation, and confidentiality covenants. In addition, Mr. Fitzsimmons’ employment agreement provided for severance benefits, as described below under “Potential Payments upon Termination or Change in Control.”
On June 10, 2025, Mr. Fitzsimmons informed the Board that he would retire from his position as the Company’s Chief Financial Officer, effective as of the date the Company appoints a successor to the role. In connection with his departure, Mr. Fitzsimmons entered into a transition and consulting agreement, dated June 10, 2025, which provides that he will remain in service of the Company through January 1, 2027 and will remain eligible to receive an incentive payment for 2025, in an amount depending on actual Company performance. In addition, Mr. Fitzsimmons will also remain eligible for vesting of restricted stock units and performance-based restricted stock units that are scheduled to vest on January 1, 2026. From the period commencing on the date of his resignation (November 3, 2025) through January 1, 2027, Mr. Fitzsimmons will be eligible to continue medical coverage for himself and his dependents through COBRA at the Company’s expense and will remain eligible for vesting of restricted stock units and performance-based restricted stock units that are scheduled to vest on January 1, 2027. Mr. Fitzsimmons will also remain subject to restrictive covenants and provide the Company with a general release of claims.
Grants of Plan-Based Awards in 2025
The following table includes each grant of an award made to the NEOs for the year ended December 31, 2025.
Name	Grant Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or unit(2) (#)	Grant date fair value of stock awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jonathan C. Wilk	2/26/2025		750,000
	2/26/2025							325,513	4,400,000
Mary Holt	10/27/25		375,000
	10/27/25							61,820	1,250,000
	10/27/25							48,023	500,000
Dr. Adam Lowe	2/26/2025		360,000
	2/26/2025							147,960	2,000,000
Amanda Gourbault	2/26/2025		530,450
	2/26/2025							73,980	1,000,000
Gregoire Maes	2/26/2025		337,500
	2/26/2025							110,971	1,500,000
Timothy Fitzsimmons	2/26/2025		238,702
	2/26/2025							56,225	760,000

(1)
Represents the potential annual performance-based incentive cash payments each NEO could earn in 2025 under the 2025 MIP. Further details regarding the determination of these amounts based on achievement of corporate performance objectives and individual performance are set out in the section titled “Elements of Compensation Programs — Annual Cash Bonus.” Please refer to the “Summary Compensation Table” for the actual cash-based incentive awards earned under the 2025 MIP.
(2)
Represents RSU awards granted under the Equity Plan, which vest in one-third increments on the third, fifth and seventh anniversaries of the grant date, subject to continued employment and, for Ms. Holt, a one-time sign-on grant of options under the Equity Plan. Ms. Holt’s option award reflects the aggregate grant date fair value computed in accordance with ASC 718. The exercise price of the options is the closing price of the Company’s Class A common stock on the date of grant.

Outstanding Equity Awards at 2025 Fiscal Year End
The following table sets forth information concerning unexercised options and equity incentive plan awards which have not yet vested for the NEOs as of the end of our fiscal year ended December 31, 2025:
NEO	Grant Date	Options			Stock Awards
		Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Jonathan C. Wilk	2/26/2025				325,513	6,275,891
	3/15/2024				1,063,538	20,505,010
	3/8/2023				417,502	8,049,432
	3/16/2022				328,504	6,333,552
Mary Holt	10/27/2025	48,031	$20.22	10/26/2035	61,820	1,191,890
Dr. Adam Lowe	2/26/2025				147,960	2,852,669
	3/15/2024				333,491	6,429,701
	3/8/2023				104,376	2,012,366
	3/16/2022				175,444	3,382,560
Amanda Gourbault	2/26/2025				73,980	1,426,334
	3/15/2024				241,644	4,658,889
	3/8/2023				104,376	2,012,366
	3/16/2022				87,722	1,691,280
Gregoire Maes	2/26/2025				110,971	2,139,521
	3/15/2024				241,644	4,658,889
	3/8/2023				104,375	2,012,347
	3/16/2022				73,102	1,409,407
Timothy Fitzsimmons	2/26/2025				48,071	926,809
	3/15/2024				183,695	3,541,635
	3/8/2023				73,063	1,408,650
	3/16/2022				73,102	1,409,407

(1)
Represents RSUs and earned PSUs, which were granted on the dates shown. With respect to awards granted on March 16, 2022, RSUs vest ratably over four years, with 25% vesting on each of January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026. With respect to awards granted on

March 8, 2023, (i) the RSU portion vests ratably over three years, with one-third vesting on each of January 1, 2024, January 1, 2025 and January 1, 2026 and (ii) 69.6% of the target PSU portion was earned on January 1, 2025, and vested on January 1, 2026. With respect to the awards granted on March 15, 2024, (i) the RSU portion vests ratably over three years, with one-third vesting on each of January 1, 2025, January 1, 2026 and January 1, 2027 and (ii) 123.8% of the target PSU portion was earned on January 1, 2026, and vests on January 1, 2027. With respect to the awards granted on February 26, 2025, RSUs vest ratably in three equal installments on each of February 26, 2028, February 26, 2030 and February 26, 2032. For 2022, PSU awards granted on March 16, 2022 will vest over the applicable performance period based on the achievement of the provided performance targets.
(2)
For 2024, represents RSUs plus earned PSUs at 123.8% performance achievement. The value reported for RSUs and PSUs was determined by multiplying the number of unvested units by the closing market price of $19.28 of the Company’s Class A Common Stock on December 31, 2025 (the last trading day of 2025). For 2023, represents RSUs plus earned PSUs at 69.6% performance achievement. The value reported for RSUs and PSUs was determined by multiplying the number of unvested units by the closing market price of $19.28 of the Company’s Class A Common Stock on December 31, 2025 (the last trading day of 2025).

Option Exercises and Stock Vested in 2025
The following table contains information with respect to the NEOs’ exercising of stock options and vesting of RSUs and PSUs during fiscal year 2025.
	Option Awards		Stock Awards
NEO	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jonathan C. Wilk			1,036,147	18,430,972
Mary Holt			—	—
Amanda Gourbault			172,223	2,640,184
Dr. Adam Lowe			295,321	4,640,165
Gregoire Maes	117,125	1,620,657	166,093	2,572,137
Timothy Fitzsimmons			178,116	2,910,971
Potential Payments upon Termination or Change in Control
As described above under the section titled “Agreements with Named Executive Officers,” each of our NEOs (other than Ms. Holt) is party to an employment agreement which provides for severance benefits in the event of a termination by the Company without cause or a termination by the NEO for good reason. Ms. Holt is a participant in the Company’s Executive Severance Plan (as described below). All severance benefits with our NEOs are subject to execution and non-revocation of a release of claims.
Executive Severance Plan
On October 2, 2025, the Company adopted the Executive Severance Plan (the “Executive Severance Plan”), to provide stability and to reinforce and encourage the continued attention and dedication of the Company’s executives to the Company.
Under the Executive Severance Plan, subject to the execution of a participation agreement, participants will receive the following payments and benefits upon a termination by the Company without cause, subject to the participant’s execution and non-revocation of a general release of claims and compliance with applicable restrictive covenants: (i) a cash payment, payable in equal installments over 12 months (or 24 months in the case of the CEO), equal to the sum of 1x (2x in the case of the CEO) the participant’s (x) annual base salary and (y) annual target bonus, (ii) a lump-sum payment equal to the cost of the continued healthcare coverage for 12 months (24 months in the case of the CEO) and (iii) up to six months of outplacement services. The Company’s executive officers will remain eligible for their existing severance benefits under their employment agreements unless and until they execute a participation agreement under the Executive Severance Plan. The Executive Severance Plan does not include enhanced severance benefits upon a change in control.
Ms. Holt executed a participation agreement in connection with her appointment as our Chief Financial Officer and became the first participant in the Executive Severance Plan.
Employment Agreement with Mr. Wilk
Pursuant to his employment agreement, upon a termination of Mr. Wilk’s employment by the Company without cause or by him for good reason (other than within two years following a change in control), Mr. Wilk would be eligible to receive: (i) a cash payment equal to two times the sum of his annual base salary plus his target annual bonus for the year of termination, payable over the one-year period following the termination date in installments in accordance with the Company’s normal payroll practices; (ii) a pro rata portion of his annual bonus for the year of termination based on actual performance; (iii) a lump-sum cash payment equal to the COBRA premiums he would pay for 24 months of continued health coverage for himself and his dependents; and (iv) any time-vesting equity awards would vest pro rata, and performance-vesting awards would vest pro rata based on target performance; provided, however, that no acceleration will occur for any awards granted less than one year before the termination date.
If Mr. Wilk’s termination without cause or resignation for good reason occurs in connection with or during the two-year period following a change in control, Mr. Wilk would be eligible to receive the cash severance payment described above in a single lump-sum payment rather than in installments. In addition, all time-vesting equity awards would accelerate and become fully vested, and all performance-vesting equity awards would accelerate and become vested based on actual performance as of the date of the applicable change in control.
Upon a termination of employment due to death or disability, Mr. Wilk’s equity awards (other than his “staking grant”) would vest pro rata (with performance awards vesting pro rata at target); provided, however, that, in the event of his death, no acceleration would occur for any awards granted less than one year before the termination date. In each case, Mr. Wilk’s “staking grant” would vest pro rata (with performance vesting determined based on achievement of performance metrics in accordance with the terms of his employment agreement).
On January 21, 2026, the Company announced the departure of Mr. Wilk as the Chief Executive Officer and principal executive officer of the Company and from the Board. In connection with his departure, Mr. Wilk entered into a transition and consulting agreement, dated January 16, 2026, the terms of which are further described above under the section titled “Agreements with Named Executive Officers.”
Employment Agreements with Dr. Lowe, Mr. Maes and Mr. Fitzsimmons
Each of the employment agreements entered into with Dr. Lowe, Mr. Maes and Mr. Fitzsimmons contain substantially similar benefits and payments in connection with a termination of employment.
Upon a termination of employment by the Company without cause or by such NEO for good reason (other than within two years following a change in control), such NEO would be eligible to receive: (i) a cash payment equal to one times the sum of his annual base salary plus his target annual bonus for the year of termination, payable over the one-year period following the termination date in installments in accordance with the Company’s normal payroll practices; (ii) a lump-sum cash payment equal to the COBRA premiums he would pay for 12 months of continued health coverage for himself and his dependents; and (iii) any time-vesting equity awards will vest pro rata, and performance-vesting awards will vest pro rata based on target performance; provided, however, that no acceleration would occur for any awards granted less than one year before the termination date.
If such NEO’s termination without cause or resignation for good reason occurred in connection with or during the two-year period following a change in control, the executive would be eligible to receive the cash severance payment described above in a single lump-sum payment rather than in installments. In addition, the executive would receive a pro rata portion of his annual bonus for the year of termination based on actual performance. All time-vesting equity awards would accelerate and become fully vested, and all performance-vesting equity awards would accelerate and become vested based on actual performance as of the date of the applicable change in control.
Upon a termination of employment due to death or disability, such NEO would be eligible to receive: (i) in the event of disability, pro rata vesting of the NEO’s time-vesting “staking grant”; and (ii) in the event of death, pro rata vesting of any time-vesting equity awards (including the “staking grant”); provided, however, that no acceleration would occur for any awards granted less than one year before the termination date.
Mr. Fitzsimmons resigned from his position as Chief Financial Officer, effective as of November 3, 2025 and, in connection with his retirement, Mr. Fitzsimmons entered into a transition and consulting agreement providing for certain payments and benefits post-termination of his employment, the terms of which are described above under the section titled “Agreements with Named Executive Officers.”
Employment Agreement with Ms. Gourbault
Pursuant to her employment agreement, upon a termination of Ms. Gourbault’s employment by the Company without cause or by her for good reason (other than within two years following a change in control), Ms. Gourbault would be eligible to receive: (i) a cash payment equal to one times the sum of her annual base salary plus her target annual bonus for the year of termination, payable over the one-year period following the termination date in installments in accordance with the Company’s normal payroll practices; (ii) a pro rata portion of her annual bonus for the year of termination based on actual performance; (iii) a lump-sum cash payment equal to the COBRA premiums she would pay for 12 months of continued health coverage for herself and her dependents; and (iv) any time-vesting equity awards will vest pro rata, and performance-vesting awards would vest pro rata based on target performance; provided, however, that no acceleration would occur for any awards granted less than one year before the termination date.
If Ms. Gourbault’s termination without cause or resignation for good reason occurs in connection with or during the two-year period following a change in control, Ms. Gourbault would be eligible to receive the cash severance payment described above in a single lump-sum payment rather than in installments. In addition, all time-vesting equity awards would accelerate and become fully vested, and all performance-vesting equity awards would accelerate and become vested based on actual performance as of the date of the applicable change in control.
Upon a termination of employment due to death or disability, Ms. Gourbault’s sign-on equity grant would accelerate and vest in full and all other equity awards would vest pro rata (with performance awards vesting pro rata at target); provided, however, that no acceleration would occur for any awards granted less than one year before the termination date.
Ms. Gourbault resigned from her position as Chief Revenue Officer and as an officer of the Company effective as of February 23, 2026. In connection with her resignation, Ms. Gourbault entered into a transition and consulting agreement providing for continued vesting of her 2024 equity awards, the terms of which are described above under the section titled “Agreements with Named Executive Officers.”
Estimates of Termination and Change in Control Benefits
The following table provides a summary of the compensation that the NEOs would be eligible to receive in each of the scenarios described above, assuming that the relevant termination and, if applicable, “change in control,” occurred on December 31, 2025.

Name	Type of Payment	Involuntary Termination without Cause or for Good Reason	Death	Disability	Change in Control Termination
Jonathan C. Wilk	RSUs	$17,352,498(7)	$17,348,163(8)	$17,348,163(8)	$27,180,142(6)
	PSUs	$11,215,743(7)	$11,215,743(8)	$11,215,743(8)	$13,983,742(6)
	Cash	$3,170,000(1)	$0	$0	$3,170,000(1)
	Total	$31,738,241	$28,563,906	$28,563,906	$44,333,884
Mary Holt(2)	RSUs	$0	$0	$0	$0
	PSUs	$0	$0	$0	$0
	Cash	$885,000	$0	$0	$885,000
	Total	$885,000	$0	$0	$885,000
Dr. Adam Lowe	RSUs	$6,585,274(5)	$6,585,274(5)	$3,380,245(9)	$10,553,801(6)
	PSUs	$3,141,648(5)	$3,141,648(5)	$0	$4,123,494(6)
	Cash	$850,000(3)	$0	$0	$1,300,000(4)
	Total	$10,576,922	$9,726,922	$3,380,245	$15,977,296
Amanda Gourbault	RSUs	$4,283,413(5)	$4,283,413(5)	$4,283,413(5)	$6,517,951(6)
	PSUs	$2,682,848(5)	$2,682,848(5)	$2,682,848(5)	$3,270,919(6)
	Cash	$1,548,305(4)	$0	$0	$1,548,305(4)
	Total	$8,514,566	$6,966,261	$6,966,261	$11,337,175
Gregoire Maes	RSUs	$4,001,713(5)	$4,001,713(5)	$1,408,442(9)	$6,949,245(6)
	PSUs	$2,682,848(5)	$2,682,848(5)	$0	$3,270,919(6)
	Cash	$813,250(3)	$0	$0	$1,233,250(4)
	Total	$7,497,811	$6,684,561	$1,408,442	$11,453,413
Timothy Fitzsimmons	RSUs	$3,320,610(5)	$3,320,610(5)	$1,408,442(9)	$4,861,850(6)
	PSUs	$1,950,645(5)	$1,950,645(5)	$0	$2,424,651(6)
	Cash	$646,541(3)	$0	$0	$845,452(4)
	Total	$5,917,796	$5,271,255	$1,408,442	$8,131,953

(1)
Cash payments represent an amount equal to (i) two times the executive’s annual base salary and target bonus for the year of termination, (ii) a pro-rata portion of the annual bonus for the year of termination based on actual performance and (iii) a payment equal to 24-months’ of COBRA premiums.

(2)
Ms. Holt’s severance benefits are provided for under the Executive Severance Plan, which does not provide for separation benefits in the event of a resignation for Good Reason, in connection with a “change in control,” or on death or disability. Cash payment on a termination without cause or resignation for good reason represents an amount equal to (i) 12-months base salary, (ii) 12-months annual bonus at target, and (iii) 12-months of COBRA premiums.

(3)
Cash payments represent an amount equal to (i) one times the executive’s annual base salary and target bonus for the year of termination and (ii) a payment equal to 12-months’ of COBRA premiums.

(4)
Cash payments represent an amount equal to (i) one times the executive’s annual base salary and target bonus for the year of termination, (ii) a pro-rata portion of the annual bonus for the year of termination based on actual performance and (iii) a payment equal to 12-months’ of COBRA premiums.

(5)
Equity acceleration represents pro-rata vesting of outstanding RSUs and PSUs (with performance for PSUs measured at target), other than awards granted in the one year prior to termination (in accordance with the terms of the NEO’s employment agreement). RSUs granted in 2025 are not subject to accelerated vesting, in accordance with the terms of the applicable award agreement.

(6)
Equity acceleration represents full vesting of outstanding RSUs and PSUs (with performance for PSUs measured based on actual performance). RSUs granted in 2025 are not subject to accelerated vesting, in accordance with the terms of the applicable award agreement.
(7)
Equity acceleration represents pro-rata vesting of outstanding RSUs and PSUs (with performance for PSUs measured at target), other than the “staking grant” and awards granted in the one year prior to termination (in accordance with the terms of the NEO’s employment agreement). The RSU portion of the “staking grant” accelerates and vests in full, with the PSU portion pro-rata vesting (with performance for PSUs measured based on achievement of performance metrics set forth in Mr. Wilk’s employment agreement). RSUs granted in 2025 are not subject to accelerated vesting, in accordance with the terms of the applicable award agreement.

(8)
Equity acceleration represents pro-rata vesting of outstanding RSUs and PSUs (with performance for PSUs measured at target), other than the “staking grant” and awards granted in the one year prior to termination (in accordance with the terms of the NEO’s employment agreement). The “staking grant” pro-rata vests (with performance for PSU portion of the “staking grant” measured based on achievement of performance metrics set forth in Mr. Wilk’s employment agreement). RSUs granted in 2025 are not subject to accelerated vesting, in accordance with the terms of the applicable award agreement.

(9)
Equity acceleration represents pro-rata vesting of outstanding RSUs from the “staking grant” only.

Pay Versus Performance
The Compensation Discussion and Analysis section of this proxy statement sets forth the financial and other factors considered by our Compensation Committee when reviewing and setting the compensation for our CEO and other NEOs for the fiscal year 2025. As required by Item 402(v) of Regulation S-K, the following table, footnotes and discussion provide “Pay versus Performance” regarding the relationship between executive compensation actually paid (“CAP”), as calculated under the applicable SEC rules.
Pay Versus Performance Table
The following table provides summary information concerning pay versus performance for our CEO and non-CEO NEOs for the years ended December 31, 2025, 2024 and 2023.
Year	Summary compensation table total for CEO(1)(3)	Compensation actually paid to CEO(1)(4)	Average summary compensation table for non-CEO named executive officers(2)(3)	Average compensation actually paid to non-CEO named executive officers(2)(4)	Value of initial fixed of $100 investment based on:		Net in-come (loss)
					Total shareholder return	Peer group total share-holder return
2025	$6,064,754	$22,797,549	$2,123,161	$5,066,824	$503	$231	(136,005,000)
2024	$6,531,146	$62,814,773	$4,385,684	$13,225,376	$330	$192	(83,162,000)
2023	$6,570,109	$4,253,922	$1,937,951	$1,056,145	$111	$154	112,520,000

(1)
Mr. Wilk was our CEO for each of 2023, 2024 and 2025.

(2)
Our non-CEO NEOs were Ms. Gourbault, Dr. Lowe, Mr. Maes and Mr. Fitzsimmons for 2023; Dr. Lowe and Mr. D. Cote and for 2024; and Ms. Holt, Dr. Lowe, Ms. Gourbault, Mr. Maes and Mr. Fitzsimmons for 2025.

(3)
Amounts reflect total compensation reported for our NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the “Summary Compensation Table” of the applicable year’s proxy statement.

(4)
Compensation actually paid (CAP) has been calculated based on requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when or at what intrinsic value they will actually vest. To calculate CAP, the following amounts were deducted from or added to the total compensation number shown in the Summary Compensation Table:
Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO	2023	2024	2025
Summary Compensation Table Total	$6,570,109	$6,531,146	$6,064,754
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	$5,500,985	$5,283,217	$4,400,000
Plus: Fair Value at Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$(857,463)	$14,201,803	$1,875,891
Plus/(Minus): Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$4,042,261	$47,365,041	$19,256,904
Plus/(Minus): Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year	$0	$0	$0
CAP Amount	$4,253,922	$62,814,773	$22,797,549
Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for non-CEO	2023	2024	2025
Summary Compensation Table Total	$1,937,951	$4,385,684	$2,123,161
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	$1,272,105	$3,828,320	$1,402,000
Plus: Fair Value at Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$(198,288)	$3,190,038	$393,533
Plus/(Minus): Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$575,106	$9,477,973	$3,952,130
Plus/(Minus): Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year	$13,481	$0	$0
CAP Amount	$1,056,145	$13,225,376	$5,066,824

Analysis of Information Presented in the Pay Versus Performance Table
We generally seek to incentivize long-term performance through time-vesting equity awards to align with shareholder interests, and therefore do not specifically align our performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following illustrative graph of the relationships between information presented in the Pay Versus Performance table.

PROPOSAL 2: THE SAY-ON-PAY PROPOSAL
In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a), we are including in this Proxy Statement a separate resolution to approve, in a non-binding, stockholder advisory vote, the compensation paid to our named executive officers as disclosed in “Compensation Discussion and Analysis” above. This vote represents our first non-binding, stockholder advisory vote on executive compensation (or “say-on-pay” vote) because, as of December 31, 2025, we are no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.
The Board believes that our executive compensation program aligns the interests of stockholders and executive officers by emphasizing variable, at-risk compensation through a combination of long-term equity incentives and annual cash incentives. While the results of the say-on-pay vote are non-binding and advisory in nature, our Board and Compensation Committee intend to consider the results of this vote in making future compensation decisions.
The Board currently intends to conduct advisory votes on executive compensation every year, subject to any input from our stockholders as a result of the advisory vote on the frequency of future say-on-pay votes in “Proposal 3: The Say-on-Frequency Proposal.” As a result, our next advisory say-on-pay vote will take place at our annual meeting of stockholders in 2027.
The language of the resolution is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2025, as discussed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the summary compensation table and the related compensation tables and narrative in this proxy statement, is hereby APPROVED, on an advisory basis.”
In considering their vote, stockholders are encouraged to read the “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement.
Vote Required
For the vote standard applicable to this proposal, along with the effect of abstentions and broker non-votes, see “Questions and Answers — What vote is required to approve each proposal?” above.
Board Recommendation
After careful consideration, the Board determined that the approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025 is advisable and in the best interests of the Company and its stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE SAY-ON-PAY PROPOSAL.

PROPOSAL 3: THE SAY-ON-FREQUENCY PROPOSAL
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are submitting for stockholder consideration a separate resolution to determine, in a non-binding advisory vote, whether say-on-pay votes should occur every one, two or three years. This vote represents our first non-binding, stockholder advisory vote on the frequency of say-on-pay votes (a “say-on-frequency” vote) because, as of December 31, 2025, we are no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.
After careful consideration, our Board believes that a frequency of every year for the advisory vote on executive compensation is the optimal interval for conducting and responding to a say-on-pay vote.
While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote when considering the frequency of future advisory votes on executive compensation.
Vote Required
For the vote standard applicable to this proposal, along with the effect of abstentions and broker non-votes, see “Questions and Answers — What vote is required to approve each proposal?” above.
Board Recommendation
After careful consideration, the Board determined that the approval, on an advisory basis, of the option of “ONE YEAR” for holding a future advisory say-on-pay vote is advisable and in the best interests of the Company and its stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “ONE YEAR”
ON THE SAY-ON-FREQUENCY PROPOSAL.

PROPOSAL 4: THE AUDITOR RATIFICATION PROPOSAL
Our Audit Committee has appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, the Board has put this proposal before the stockholders because it believes that seeking stockholder ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of E&Y is not ratified, the Audit Committee will evaluate the basis for the stockholder vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Change in Our Certifying Accountant
As previously reported on the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2026, on January 9, 2026, the Audit Committee (i) approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm and (ii) appointed E&Y as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2026. Grant Thornton was previously engaged to audit the Company’s consolidated financial statements for the year ended December 31, 2025. The appointment of E&Y did not affect Grant Thornton’s engagement for the year ended December 31, 2025.
The audit reports of Grant Thornton on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through the date hereof, there were no: (i) “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with its audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024, or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through the date hereof, neither the Company nor anyone on the Company’s behalf consulted with E&Y with respect to either (i)(a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by E&Y to the Company that E&Y concluded was an important factor that the Company consider in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a “disagreement” or a “reportable event” (as these terms are defined in Item 304(a)(1) of Regulation S-K and the related instructions).
The Company provided E&Y and Grant Thornton with a copy of the disclosures contained in this “Change in Our Certifying Accountant” section of the Proxy Statement.
Vote Required
For the vote standard applicable to this proposal, along with the effect of abstentions and broker non-votes, see “Questions and Answers — What vote is required to approve each proposal?” above.
Representatives of E&Y are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from stockholders. They also will have the opportunity to make a statement if they desire to do so.

Board Recommendation
After careful consideration, the Board determined that ratification of the Audit Committee’s appointment of E&Y as our independent registered public accounting firm for 2026 is advisable and in the best interests of the Company and its stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST &
YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.
Principal Accounting Fees and Services
The following table summarizes the aggregate fees billed for professional services rendered to us by Grant Thornton, our previous independent registered public accounting firm, during the fiscal years ended December 31, 2025 and 2024. All fees listed below were approved by our Audit Committee. A description of these fees and services follows the table.
	2025		2024
Audit Fees(1)		$2,028,440		$660,000
Audit-Related Fees(2)		$60,850		$172,000
Tax Fees(3)	$	―	$	―
All Other Fees(4)		$121,908		$254,429
TOTAL		$2,211,198		$1,086,429

(1)
Fees for audit services in 2025 and 2024 consisted of fees paid to Grant Thornton for professional services rendered for the audit and reviews of the Company’s consolidated annual and interim financial statements.

(2)
Audit-related fees consist of fees billed by Grant Thornton for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)
There were no Tax fees billed by Grant Thornton for the fiscal years ended December 31, 2025 and December 31, 2024.

(4)
Reflects audit fees billed by Grant Thornton relating to a 401(k) retirement plan sponsored by the Company and the Company’s previously-disclosed Spin-Off of Resolute Holdings.

Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee is exclusively authorized and directed to consider and, in its discretion, approve in advance all auditing services (including the fees and material terms thereof) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board (“PCAOB”) proposed to be carried out for the Company by the independent auditors or by any other firm proposed to be engaged by the Company as its independent auditors. The Audit Committee delegates pre-approval authority to the Chair of the Audit Committee. In addition, the Chair may delegate pre-approval authority to one or more of the other members of the Audit Committee. Any pre-approval decisions by the Chair or member(s) to whom such authority is delegated shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management.
Report of the Audit Committee
The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to accounting principles generally accepted in the United States of America and on the effectiveness of our internal control over financial reporting.
The Audit Committee of the Board has:
•
Established a charter outlining the practices it follows, a copy of which can be found on our website at https://gpgi.com/corporate-governance.

•
Reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2025 with management;

•
Discussed with the Company’s independent registered public accounting firm the overall scope of, and plans for, its audit. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•
Received written disclosures and a letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee, and the Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of any pending litigation, taxation matters and other areas of oversight related to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Submitted by the members of the Audit Committee:
Joseph J. DeAngelo (Chair)
Brian F. Hughes
Dr. Krishna Mikkilineni
Kevin M. Moriarty*

*
Member of the committee until April 13, 2026.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
The Company has adopted a written related person transaction policy which provides that the Audit Committee shall review any transaction that the Company determines would be required to be publicly disclosed as a related party transaction by the rules of the SEC applicable to the Company. The policy provides that any transaction which would be required to be publicly disclosed as a related party transaction by the rules of the SEC will be evaluated by the Audit Committee, and whether the related person’s interest in a transaction is material for purposes of the SEC’s rules will be considered in light of all relevant facts and circumstances available and deemed relevant to the Audit Committee (or the Audit Committee Chair/chairman of the Board, as appropriate).
Indemnification Agreements
The Delaware Charter contains provisions limiting the liability of directors and provides that the Company will indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the Delaware Bylaws also require us to advance expenses incurred by our directors and officers. In addition, the Company has entered into indemnification agreements with its directors and officers. Each indemnification agreement provides for indemnification and advancement of expenses by the Company, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the State of Delaware.
The Nevada Bylaws, if and when applicable to us, are substantially similar to the Delaware Bylaws with respect to the advancement of expenses. Under the NRS, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay the expenses of officer and directors in advance of the final disposition of an action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.
Resolute Transaction
On August 7, 2024, each of the Class B stockholders of the Company (including entities affiliated with each of LLR Capital Partners and Ms. Michele Logan) entered into a Stock Purchase Agreement (collectively, the “Purchase Agreements”), by and among Tungsten and the Class B stockholders party thereto (the “Selling Shareholders”). Pursuant to the terms of the Purchase Agreements, on September 17, 2024, the Selling Shareholders (i) exchanged all of their Class B Units of CompoSecure Holdings, L.L.C. (now GPGI Holdings, L.L.C., “GPGI Holdings”) for shares of Class A Common Stock, and (ii) immediately thereafter sold to Resolute Compo Holdings, as Tungsten’s assignee, an aggregate of 49,290,409 shares of Class A Common Stock for a purchase price, paid with cash on hand, of $7.55 per share of Class A Common Stock (net of each Selling Shareholder’s pro rata portion of certain transaction expenses incurred by the Selling Shareholders). Accordingly, on September 17, 2024, Resolute Compo Holdings became the majority owner of the Company, having acquired approximately 60% of the shares of outstanding Class A Common Stock. Upon completion of the Resolute Transaction, all issued and outstanding shares of Class B Common Stock of the Company were cancelled. In connection with the completion of the Resolute Transaction, the Company entered into the Governance Agreement described below. Additionally, pursuant to their respective Purchase Agreements, Ms. Logan and CompoSecure Employee, L.L.C. agreed to vote their respective shares of Class A Common Stock received in connection with the Resolute Transaction in favor of the nominees of Resolute Compo Holdings for the Company’s Board.
Employment of Thomas Knott
The information appearing under “Executive Compensation — Compensation Committee Interlocks” with respect to Mr. Knott is incorporated by reference herein.

Letter Agreement with Resolute Compo Holdings
In connection with the Resolute Transaction, the Company entered into a Letter Agreement, dated August 7, 2024, with Tungsten (the “Letter Agreement”). Pursuant to the Letter Agreement, (i) the Board, acting upon the recommendation of a special committee of independent and disinterested directors (the “Special Committee”), adopted resolutions increasing the size of the Board to eleven (11) directors effective immediately prior to the closing of the Resolute Transaction, (ii) Mitchell Hollin and Michele Logan resigned as members of the Board, and David Cote, Thomas R. Knott, John Cote, Joseph J. DeAngelo and Mark James were appointed to the Board (at least two of whom had to qualify as an “independent director” pursuant to the Exchange Act and Nasdaq listing standards then applicable to the Company, such qualification subject to the confirmation thereof of the Special Committee), with Mr. David Cote to fill the vacancy created by Mr. Hollin and to hold office as a Class III director and Executive Chairman of the Board for the remainder of Mr. Hollin’s term expiring at the Company’s annual meeting of stockholders to be held in 2027, and with Mr. Knott to fill the vacancy created by Ms. Logan and to hold office as a Class II director for the reminder of Ms. Logan’s term expiring at the Company’s annual meeting of stockholders to be held in 2026, (iii) subject to the terms of the Letter Agreement, the Company and the stockholders party thereto, effective September 17, 2024, terminated the existing Stockholders Agreement (as defined below), and (iv) subject to the terms of the Letter Agreement, each of the Company, Tungsten and Resolute Compo Holdings (on behalf of itself and its affiliates) entered into the Governance Agreement.
Governance Agreement
In connection with the Resolute Transaction, the Company, Tungsten and Resolute Compo Holdings entered into the Governance Agreement (the “Governance Agreement”), pursuant to which the Company, on the one hand, and Tungsten, together with Resolute and certain of its affiliates (collectively, “Investor”), on the other hand, shall take all reasonable actions within their respective control to (i) fix and maintain the number of directors that will constitute the whole Board at eleven (11) directors (amended on February 28, 2025 to ten (10) directors), (ii) maintain on the Board at all times no less than six (6) directors who each qualify as an “independent director” under the Exchange Act and the Nasdaq listing rules (collectively, the “Independent Directors”), as such individuals may be designated by the Nominating and Corporate Governance Committee, (iii) maintain on the Board at all times the then serving Chief Executive Officer of the Company (the “Executive Director”), (iv) maintain at all times a Nominating and Corporate Governance Committee that is comprised of a majority of Independent Directors, (v) maintain on the Board, for so long as Investor owns or holds (whether beneficially, of record or otherwise) at least 35% of the outstanding shares of Class A Common Stock, no less than six (6) designees of Investor (collectively, the “Stockholder Directors”), of whom two (2) shall qualify as Independent Directors and be subject to approval of the Nominating and Corporate Governance Committee, which approval shall not be unreasonably withheld (collectively, the “Stockholder-Designated Independent Directors”), and (vi) cause to be elected or appointed to the Board each such designated Independent Director (including the Stockholder-Designated Independent Directors, as applicable), each other Stockholder Director (as applicable) and the Executive Director. Each of Messrs. David M. Cote, John D. Cote, DeAngelo and Knott have been designated by Resolute Compo Holdings, pursuant to its nomination rights under the terms of the Governance Agreement.
In addition, the Governance Agreement provides for a twelve (12) month lock-up period, during which time Investor and its affiliates may not, subject to the terms of the Governance Agreement, sell, dispose of or otherwise Transfer (as defined in the Governance Agreement) any Voting Shares (as defined in the Governance Agreement), except for certain Permitted Transfers (as defined in the Governance Agreement). Additionally, the Governance Agreement provides for a twelve (12) month standstill period, during which time Investor and its affiliates, subsidiaries, or associates may not, amongst other matters and subject to the terms of the Governance Agreement, acquire, offer or propose to acquire, or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) to acquire additional securities of the Company if such acquisition or participation in a group would result in Investor and its controlled affiliates owning securities of the Company representing more than that percentage of the total issued and outstanding shares of Class A Common Stock owned by Investor as of the effective date of the Governance Agreement. The Governance Agreement further prohibits, for a period of twenty-four (24) months following the effective date of the Governance Agreement and subject to the terms contained therein, (i) the Company and Investor from entering into any Rule 13e-3 Transaction (as defined in the Governance Agreement), and (ii) Investor or its affiliates from effecting any short-form merger with the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware. The Governance Agreement also provides that, unless and until the Governance Agreement is terminated, none of the Company, the Board or Investor will authorize, approve or ratify a voluntary delisting of the shares of Class A Common Stock from the Nasdaq stock exchange or voluntary deregistration of shares of Class A Common Stock under the Exchange Act, in either case, without the prior approval of a majority of the Independent Directors.
Contemporaneously with Mr. Fradin’s resignation as described below under “— Board Adviser Agreement,” in accordance with the Governance Agreement, we entered into a Waiver Agreement (as amended, the “Waiver Agreement”) with Investor, pursuant to which, subject to the terms and conditions contained therein, (i) each party waived the requirement under the Governance Agreement to maintain a board size of eleven directors and (ii) Investor waived its right under the Governance Agreement to designate a sixth director to the Board. Following the execution of the Waiver Agreement, the size of the Board was reduced from eleven to ten directors.
Agreements Related to the Spin-Off
On February 28, 2025, the Company completed the spin-off of Resolute Holdings, formerly an indirect, wholly owned subsidiary of the Company (the “Spin-Off”). The distribution of all shares of common stock, par value $0.0001 per share, of Resolute Holdings (the “Resolute Holdings Common Stock”) to holders of the Company’s Class A Common Stock as a pro rata dividend occurred on February 28, 2025 (the “Distribution Date”), and Resolute Holdings began trading on February 28, 2025 under the ticker symbol “RHLD.” Holders of the Company’s Class A Common Stock received one (1) share of Resolute Holdings Common Stock for every twelve (12) shares of Class A Common Stock held on February 20, 2025, the record date for the distribution.
In connection with the completion of the Spin-Off, we and/or GPGI Holdings entered into a Separation and Distribution Agreement, the CompoSecure Management Agreement and a U.S. State and Local Tax Sharing Agreement with Resolute Holdings. The following summaries of these agreements are qualified in their entirety by reference to the full agreements, each of which is filed with the SEC as an exhibit to the annual report.
Separation and Distribution Agreement
In connection with the completion of the Spin-Off, we entered into a Separation and Distribution Agreement with Resolute Holdings, pursuant to which we delivered 100% of the issued and outstanding shares of Resolute Holdings’ Common Stock to the distribution agent for the Spin-Off to effectuate the delivery of the shares of Resolute Holdings’ Common Stock to our stockholders by means of a pro rata dividend. The Separation and Distribution Agreement also set out the principal actions to be taken in connection with the Spin-Off, including the transfer of assets and assumption of liabilities and certain adjustments of existing CompoSecure equity awards, and establishes certain rights and obligations between us and Resolute Holdings following the Spin-Off, including procedures with respect to claims subject to indemnification, the exchange of information between us and Resolute Holdings, and tax and other matters. Additionally, pursuant to the Separation and Distribution Agreement, since the inception of Resolute Holdings on September 27, 2024, GPGI Holdings has made cash contributions to Resolute Holdings in 2025 totaling approximately $11.1 million.
CompoSecure Management Agreement
In connection with the completion of the Spin-Off, GPGI Holdings entered into a Management Agreement with Resolute Holdings (the “CompoSecure Management Agreement”), pursuant to which Resolute Holdings is responsible for managing the day-to-day business and operations, and overseeing the strategy, of GPGI Holdings and its controlled affiliates. Pursuant to the CompoSecure Management Agreement, GPGI Holdings will pay to Resolute Holdings a quarterly management fee (the “CompoSecure Management Fee”), payable in arrears, in a cash amount equal to 2.5% of GPGI Holdings’ last 12 months’ Adjusted EBITDA, as defined in the CompoSecure Management Agreement, measured for the period ending on the fiscal quarter then ended (“Management Agreement Adjusted EBITDA”). Management Agreement Adjusted EBITDA reflects (a) GPGI Holdings’ earnings before interest, taxes, depreciation, depletion and amortization, amortization, extraordinary losses and expenses, on-time non-recurring expenses, and the CompoSecure Management Fee, less (b) our selling, general and administrative expenses, adjusted for the same items above (“Parent Allocated Expense”, as defined in the CompoSecure Management Agreement). Management Agreement Adjusted EBITDA for GPGI Holdings is calculated without duplication of Husky Holdings’ (defined below) Adjusted EBITDA and its share of Parent Allocated Expense. GPGI Holdings is also required to reimburse Resolute Holdings and its affiliates for their documented costs and expenses incurred on behalf of GPGI Holdings other than those expenses related to Resolute Holdings’ or their affiliates’ personnel who provide services to GPGI Holdings under the CompoSecure Management Agreement. Resolute Holdings will determine, in its sole and absolute discretion, whether a cost or expense will be borne by it or by GPGI Holdings. The CompoSecure Management Agreement has an initial term of 10 years and shall automatically renew for successive ten-year terms unless terminated in accordance with its terms. Each of GPGI Holdings and Resolute Holdings may terminate the CompoSecure Management Agreement upon the occurrence of certain other limited events, and in connection with certain of these limited events, Resolute Holdings has the right to require us to pay a termination fee, which may be paid in cash, shares of common stock or a combination of cash and stock. The CompoSecure Management Agreement also provides for certain indemnification rights in favor of Resolute Holdings, as well as certain additional covenants, representations and warranties. The CompoSecure Management Fees we have paid for the fiscal year ended December 31, 2025 and the current fiscal year to date, totaled approximately $8.2 million and $4.0 million, respectively, and we have paid approximately $1.1 million and $0.1 million in expenses on Resolute Holdings’ behalf in 2025 and 2026, respectively.
U.S. State and Local Tax Sharing Agreement
In connection with the completion of the Spin-Off, we entered into the U.S. State and Local Tax Sharing Agreement with Resolute Holdings that governs the respective rights, responsibilities, and obligations of Resolute Holdings and us after the Spin-Off with respect to certain state and local tax matters in jurisdictions and for taxable periods in which Resolute Holdings is required to file tax returns on a consolidated, combined, unitary or other group basis with us (“Combined Returns”). Among other things, the U.S. State and Local Tax Sharing Agreement (i) allocates responsibility for the preparation and filing of Combined Returns and the payment of taxes due in connection therewith, (ii) determines the appropriate allocation of any such tax liability between us and Resolute Holdings, (iii) requires compensation to be paid by Resolute Holdings to us to the extent Resolute Holdings uses any tax attributes properly allocable to us to offset taxes otherwise allocable to Resolute Holdings, and vice versa, (iv) allocates responsibility for the conduct of tax contests arising with respect to Combined Returns and (v) ensures that the parties are aligned on cooperating and coordinating with respect to Combined Returns.
Letter Agreement with Resolute Holdings
In connection with the Spin-Off, we entered into a Letter Agreement with Resolute Holdings, pursuant to which we will (i) delegate by resolution of our Board the authority to Resolute Holdings to approve issuances of our equity for M&A and equity awards, (ii) issue our equity pursuant to those delegations, (iii) make customary representations, warranties and covenants in connection with any acquisition, business combination transaction or other transaction that is intended to qualify in whole or in part as a tax-free for U.S. federal income tax purposes, and is entered into, in each case, in accordance with the CompoSecure Management Agreement and (iv) make filings and deliver notices in connection with the performance of Resolute Holdings’ duties and obligations under the CompoSecure Management Agreement. The Letter Agreement is coterminous with the CompoSecure Management Agreement.
Consulting Agreements
On February 28, 2025, upon the completion of the Spin-Off and the transfer of his employment to Resolute Holdings, we entered into a consulting agreement with David M. Cote, under which Mr. Cote will be eligible to receive grants of restricted stock units or other equity incentive awards as determined by the Company and will remain eligible to vest in equity incentive awards previously granted by the Company, in exchange for his provision of certain consulting and advisory services with respect to executing strategic corporate transactions and related activities, and such other similar services as reasonably requested by the

Company. As described above under “Executive Compensation — Compensation Committee Interlocks,” we also entered into a similar agreement with Mr. Knott.
Board Adviser Agreement
On February 28, 2025, upon the completion of the Spin-Off, Roger Fradin resigned from the Board for personal reasons and not as a result of any disagreement with management or any matter relating to the Company’s operations, policies or practices. In connection with Mr. Fradin’s resignation, we entered into a Board Adviser Agreement with Fradin Consulting LLC (“Fradin Consulting”) and Resolute Holdings (the “Board Adviser Agreement”), effective as of the date of Mr. Fradin’s resignation, for a period of 12 months subject to automatic renewal for 12-month periods unless earlier terminated in accordance therewith. Pursuant to the Board Adviser Agreement, Mr. Fradin, as the representative of Fradin Consulting, provides advisory services to our Board in exchange for which Fradin Consulting receives an annual cash retainer fee of $50,000, payable quarterly in arrears, and Mr. Fradin, on behalf of Fradin Consulting, is eligible to receive an annual award of options to purchase shares of Class A Common Stock with a fair market value, as defined in the Third Amended and Restated CompoSecure, Inc. Non-Employee Director Compensation Policy, of $150,000.
Agreements Related to the Husky Transaction
On November 2, 2025, the Company entered into a Share Purchase Agreement with entities affiliated with Platinum Equity and other parties thereto, pursuant to which the Company combined with Husky Technologies Limited (“Husky Technologies”) for aggregate consideration of approximately $4.976 billion, comprised of cash and shares of the Company’s Class A Common Stock (the “Husky Combination”). Concurrently with the execution of the Share Purchase Agreement, the Company entered into purchase agreements with certain investors (the “PIPE Investors” and such agreements, the “PIPE Purchase Agreements”), pursuant to which the Company agreed to issue and sell to such investors in a private placement an aggregate of 106.1 million shares of Class A Common Stock at a purchase price per share of $18.50 per share, for an aggregate purchase price of approximately $1.96 billion, subject to consummation of the Husky Combination (the “PIPE Transaction,” and together with the Husky Combination, the “Husky Transaction”). The Husky Transaction was completed on January 12, 2026, whereby Husky Technologies became a wholly owned subsidiary of GPGI Holdings, via its wholly owned subsidiary Husky Holdings LLC (“Husky Holdings”).
PIPE Purchase Agreements
The following related parties purchased approximately 813,523 shares of Class A Common Stock in the PIPE Transaction pursuant to those PIPE Purchase Agreements at the same price per share and otherwise pursuant to the PIPE Purchase Agreements with all other PIPE Investors:
•
David M. Cote’s spouse purchased 54,055 shares of Class A Common Stock;

•
Joseph Tucker Knott, a family member of Thomas R. Knott, one of our directors and our principal executive officer and Chief Investment Officer, purchased 21,622 shares of Class A Common Stock;

•
Mary Garland Knott, a family member of Thomas R. Knott, purchased 16,217 shares of Class A Common Stock;

•
Sarah Knott, a family member of Thomas R. Knott, purchased 21,622 shares of Class A Common Stock;

•
John Barker, a family member of Thomas R. Knott, purchased 67,568 shares of Class A Common Stock;

•
Joseph DeAngelo, one of our directors, purchased 270,271 shares of Class A Common Stock;

•
Paul Galant, one of our directors, purchased 54,055 shares of Class A Common Stock;

•
Krishna Mikkilineni, one of our directors, purchased 64,865 shares of Class A Common Stock;

•
Kevin Moriarty, one of our directors, purchased 54,055 shares of Class A Common Stock;

•
A trust controlled by Roger Fradin, one of our former directors, purchased 54,055 shares of Class A Common Stock;

•
Mark James, one of our directors, purchased 54,055 shares of Class A Common Stock;

•
Rebecca K. Corbin Loree, one of our directors, purchased 54,055 shares of Class A Common Stock; and,

•
Brian Hughes, one of our directors, purchased 27,028 shares of Class A Common Stock.

Voting Agreement
In connection with the Husky Transaction, on November 2, 2025, the Company entered into a Voting Agreement (the “Voting Agreement”) with entities affiliated with Platinum Equity, Resolute Compo Holdings LLC, Tungsten 2024 LLC and Ridge Valley LLC (collectively, the “Voting Stockholders”), pursuant to which, the Voting Stockholders agreed, among other things, to vote all of their shares of the Company’s Class A Common Stock in favor of the Husky Transaction.
The shares of Class A Common Stock owned by the Voting Stockholders represented approximately 53.1% of the outstanding shares of Class A Common Stock as of April 15, 2026.
Husky Management Agreement
On January 12, 2026, the Company, through GPGI Holdings, completed the Husky Transaction. In connection with the completion of the Husky Transaction, Husky Holdings entered into a management agreement (the “Husky Management Agreement”) with Resolute Holdings, the terms of which are substantially identical to the terms of the CompoSecure Management Agreement. Under the Husky Management Agreement, Resolute Holdings provides ongoing management and operational oversight and is entitled to a quarterly management fee equal to 2.5% of the trailing twelve-month Adjusted EBITDA of the Husky business, without duplication of any amounts payable under the CompoSecure Management Agreement. Consistent with the CompoSecure Management Agreement, the Husky Management Agreement includes an initial 10-year term with automatic 10-year renewal periods, reflecting the long-term operating partnership established at closing.
Investor Rights Agreement
On January 12, 2026, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with PE Titan CS Holdings L.P., an affiliate of Platinum Equity (the “PE Holder”). Pursuant to the Investor Rights Agreement, the PE Holder has the right to nominate (i) two members of the Board, for so long as it, together with its affiliates, continue to hold at least 10% of the outstanding shares of the Company’s Class A Common Stock, and (ii) one member of the Board so long as it, together with its affiliates, continues to hold less than 10% but more than 5% of the outstanding shares of Class A Common Stock. In addition, the Investor Rights Agreement provides that the PE Holder and its affiliates are allowed to freely pursue any business opportunity. Pursuant to the Investor Rights Agreement, the PE Holder has agreed to be subject to a lock-up period of 90 days following the closing of the Husky Transaction, subject to early release by the Company. Each of Mr. Samson and Ms. Zarrabi have been designated by Platinum Equity, pursuant to the PE Holder’s nomination rights under the terms of the Investor Rights Agreement.
Registration Rights Agreement
In connection with the closing of the Husky Transaction, on January 12, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the PE Holder (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”) which, among other things, provides for the filing with the SEC of a shelf registration statement pursuant to Rule 415 under the Securities Act registering the resale of certain shares of the Class A Common Stock and certain other equity securities of the Company held by the RRA Parties. The PE Holder has entitled to make up to two demand registrations in any 12-month period in connection with an underwritten shelf takedown offering, in each case subject to certain offering thresholds, applicable lock-up restrictions and certain other conditions. In addition, the PE Holder will have certain “piggy-back” registration rights. The Registration Rights Agreement includes customary indemnification and confidentiality provisions. The Company agreed to bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement.
Amendment to the Waiver Agreement
In connection with the closing of the Husky Transaction, on January 12, 2026, Resolute Compo Holdings LLC, Tungsten 2024 LLC and the Company entered into an amendment (the “Amendment”) to the Waiver Agreement, pursuant to which the parties agreed that in the event the Company Board rescinds the Board Size Requirement Waiver (as defined therein), the Company Board will adopt resolutions increasing the size of the Board to allow the PE Holder to continue to exercise its nomination rights under the Investor Rights Agreement.
Agreements Related to the Business Combination
Amended and Restated Registration Rights Agreement
Pursuant to the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) entered into by the Company and certain of the Company’s equityholders upon completion of the merger with Roman DBDR Tech Acquisition Corp. in December 2021 (the “Business Combination”), such equityholders hold registration rights with respect to the securities held by them. Roman Sponsor no longer owns any equity interests in the Company and, therefore, has no further registration rights under the Registration Rights Agreement. Stockholders holding registrable securities will be entitled to make a written demand for registration under the Securities Act of all or part of their registrable securities. Subject to certain exceptions, such stockholders will also have certain “piggy-back” registration rights with respect to registration statements filed by the Company, as well as additional rights to provide for registration of registrable securities on Form S-3 and any similar short-form registration statement that may be available at such time.
Stockholders Agreement
In connection with the Business Combination, the Company and certain holders of our Class A Common Stock entered into the Stockholders Agreement, dated December 27, 2021 (the “Stockholders Agreement”), which provided for certain voting agreements, and, among other things, sets forth certain requirements regarding the composition of our Board. In connection with the Resolute Transaction, the Stockholders Agreement was terminated on September 17, 2024.
Tax Receivable Agreement
The Company is a party to a Tax Receivable Agreement (the “Tax Receivable Agreement”). The Tax Receivable Agreement provides for the payment by the Company to certain former holders of units of limited liability company membership interests (“CompoSecure Units”) in GPGI Holdings (the “TRA Parties”) of 90% of the benefits, if any, that the Company is deemed to realize (calculated using certain assumptions) as a result of (i) the Company’s allocable share of existing tax basis in the assets of CompoSecure, L.L.C. and its subsidiaries acquired (A) in the Business Combination and (B) upon sales or exchanges of CompoSecure Units after the Business Combination, (ii) certain increases in tax basis that occur as a result of (A) the Business Combination and (B) sales or exchanges of CompoSecure Units after the Business Combination, and (iii) certain other tax benefits, including tax benefits attributable to payments under the Tax Receivable Agreement. These tax attributes may increase (for tax purposes) the Company’s depreciation and amortization deductions and, therefore, may reduce the amount of tax that the Company would otherwise be required to pay in the future, although the IRS may challenge all or part of the validity of such tax attributes, and a court could sustain such a challenge. Such tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. Actual tax benefits realized by the Company may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumptions in the Tax Receivable Agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. The payment obligations under the Tax Receivable Agreement are an obligation of the Company, but not of CompoSecure, L.L.C. The Company expects to benefit from the remaining 10% of realized cash tax benefits. For purposes of the Tax Receivable Agreement, the realized cash tax benefits will be computed by comparing the actual income tax liability of the Company to the amount of such taxes that the Company would have been required to pay had there been no existing tax basis and no tax basis adjustments, and had the Company not entered into the Tax Receivable Agreement. The actual and hypothetical tax liabilities determined in the Tax Receivable Agreement will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted- average state and local income tax rate based on apportionment factors for the applicable period (along with the use of certain other assumptions). The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless (i) the Company exercises its right to terminate the Tax Receivable Agreement for an amount based on the agreed payments remaining to be made under the agreement (as described in more detail below), (ii) the Company breaches any of its material obligations under the Tax Receivable Agreement in which case all obligations (including any additional interest due relating to any deferred payments) generally will be accelerated and due as if the Company had exercised its right to terminate the Tax Receivable Agreement, or (iii) there is a change of control of the Company, in which case the TRA Parties may elect to receive an amount based on the agreed payments remaining to be made under the Tax Receivable Agreement determined as described above in clause (i). Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The increase in the Company’s allocable share of existing tax basis and the tax basis adjustments, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the amount and timing of our income the Company is obligated to pay 90% of the cash tax benefits under the Tax Receivable Agreement as and when realized. If the Company does not have hypothetical taxable income, the Company is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for a taxable year in which it does not have hypothetical taxable income because no cash tax benefits will have been realized. However, any tax attributes that do not result in realized benefits in a given tax year may be utilized to generate benefits in other tax years. The utilization of such tax attributes will result in cash tax benefits that will result in payments under the Tax Receivable Agreement. The amount of payments made pursuant to the Tax Receivable Agreement since January 1, 2025 is approximately $19.6 million.
There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax benefits that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to the Company by CompoSecure, L.L.C. are not sufficient to permit the Company to make payments under the Tax Receivable Agreement after it has paid taxes. Certain late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to one year LIBOR (or its successor rate) plus 500 basis points. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of CompoSecure Units by the TRA Parties.
In addition, the Tax Receivable Agreement provides that upon certain changes of control, the Company’s (or its successor’s) obligations with respect to exchanged or acquired CompoSecure Units (whether exchanged or acquired before or after such transaction or all relevant tax attributes allocable to the Company at the time of a change of control), would be accelerated and the amounts payable would be based on certain assumptions, including whether the Company would have sufficient taxable income to fully utilize the deductions arising from the tax attributes that are subject to Tax Receivable Agreement. With respect to previously exchanged or acquired CompoSecure Units or all relevant tax attributes allocable to the Company at the time of a change of control, we would be required to make a payment equal to the present value (at a discount rate equal to the lesser of (i) 6.5% per annum and (ii) one year LIBOR, or its successor rate, plus 100 basis points) of the anticipated future tax benefits determined using assumptions (ii) through (v) of the following paragraph. See below for a description of the amendment to the Tax Receivable Agreement.
Furthermore, the Company may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax benefits with respect to all CompoSecure Units. In determining such anticipated future cash tax benefits, the Tax Receivable Agreement includes several assumptions, including that (i) any CompoSecure Units that have not been exchanged are deemed exchanged for the market value of the shares of Class A Common Stock at the time of termination, (ii) the Company will have sufficient taxable income in each future taxable year to fully realize all potential tax benefits, (iii) the Company will have sufficient taxable income to fully utilize any remaining net operating losses subject to the Tax Receivable Agreement on a straight line basis over the shorter of the statutory expiration period for such net operating losses or the five-year period after the early termination or change in control, (iv) the tax rates for future years will be those specified in the law as in effect at the time of termination, and (v) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax benefits is discounted at a rate equal to the lesser of (i) 6.5% per annum and (ii) one year LIBOR, or its successor rate, plus 100 basis points. See below for a description of the amendment to the Tax Receivable Agreement.
As a result of the change of control provisions and the early termination right, the Company could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of the actual cash tax benefits that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement (although any such overpayment would be taken into account in calculating future payments, if any, under the Tax Receivable Agreement) or that are prior to the actual realization, if any, of such future tax benefits. Also, the obligations of the Company would be automatically accelerated and be immediately due and payable in the event that the Company breaches any of its material obligations under the agreement and in certain events of bankruptcy or liquidation. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity.
Decisions made by the Company in the course of running our business may influence the timing and amount of payments that are received by an existing holder under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreement and increase the present value of such payments. Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we will determine. The Company will not be reimbursed for any payments previously made under the Tax Receivable Agreement if the tax attributes subject to the Tax Receivable Agreement are successfully challenged by the IRS, although such amounts may reduce our future obligations, if any, under the Tax Receivable Agreement. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of the Company’s cash tax benefits.
On August 7, 2024, the Company and GPGI Holdings entered into the TRA Amendment with certain of the TRA Parties, pursuant to which the TRA Parties agreed to certain amendments for the benefit of the Company. In particular, the TRA Amendment amended the definition of “Change of Control” (as defined in the Tax Receivable Agreement) to forego the acceleration of certain payments that may have otherwise been payable to the TRA Parties by us as a result of the Resolute Transaction, provided that such TRA Parties shall retain their right to acceleration of payments upon any future change of control. The TRA Amendment also amended the “Early Termination Rate” (as defined in the Tax Receivable Agreement) by providing for an increase in the discount rate applicable to any future early termination payments pursuant to the Tax Receivable Agreement, resulting in a decrease in the amount of any such potential payments that the TRA Parties would otherwise be entitled to receive. The TRA Amendment became effective on September 17, 2024.
Agreements with Platinum Equity
Husky Technologies Corporate Advisory Services Agreement
Prior to the completion of the Husky Combination, under a corporate advisory services agreement with Platinum Equity (the “Platinum Equity Corporate Advisory Services Agreement”), Husky Technologies paid an annual fee for certain corporate and advisory services provided by Platinum Equity and reimbursed Platinum Equity for expenses incurred in the provision of such services. Husky Technologies paid $5.5 million in fees pursuant to the Platinum Equity Corporate Advisory Services Agreement during the fiscal year ended December 31, 2025 and $0.1 million during the current fiscal year until the completion of the Husky Combination.

Parent Entity Receivables
On April 19, 2024, Husky Technologies entered into a promissory note receivable (the “Parent Promissory Note Receivable”) with an affiliate of Platinum Equity that, at such time, had a majority ownership in Husky Technologies in the amount of $20.0 million, bearing interest at 6% and due on demand. The Parent Promissory Note Receivable was settled on December 30, 2025 by a return of capital to Husky Technologies’ shareholders. Husky Technologies was paid $1.9 million pursuant to the Parent Promissory Note Receivable during the fiscal year ended December 31, 2025 until the settlement of the Parent Promissory Note Receivable and no amounts in the current fiscal year.
Transactions with Affiliates of Platinum Equity
Our businesses may purchase and sell goods in the ordinary course of business with affiliates of Platinum Equity. During the year ended December 31, 2025 and the quarter ended March 31, 2026, Husky Technologies’ transactions with affiliates of Platinum Equity includes sales of approximately $0.4 million and $0.1 million, respectively, and purchases of approximately $0.0 million and less than $0.1 million, respectively.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION
Deadline for Submission of Stockholder Proposals and Recommendations for Director
Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for our 2027 annual meeting must be received by us no later than the close of business on December 25, 2026.
In order for a stockholder to nominate a person for election to the Board or bring other business before the 2027 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our Bylaws, which require that the stockholder deliver written notice to the Corporate Secretary and comply with the other requirements set forth in the Bylaws. Specifically, we must receive this notice not less than 90 days March 13, 2027 and not greater than 120 days February 11, 2027 prior to the first anniversary of the Annual Meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees under SEC Rule 14a-19 must comply with the applicable provisions of our Bylaws, as well as complying with the additional requirements of SEC Rule 14a-19, including the delivery of the notice required by SEC Rule 14a-19(b) by April 12, 2027. Any stockholder nomination must be submitted at c/o GPGI, Inc., 309 Pierce Street Somerset, New Jersey 08873, Attention: Corporate Secretary.
Annual Report
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is included with these proxy materials. A copy of our Annual Report on Form 10-K, including the financial statements included therein, is also available without charge on our website at gpgi.com/financial-information/ or upon written request to us at c/o GPGI, Inc., 309 Pierce Street Somerset, New Jersey 08873, Attention: Legal.
Householding of Meeting Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name will receive a single envelope containing the proxy materials for all stockholders having that address. The proxy materials for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.
Upon written or oral request, the Company will deliver a separate copy of proxy materials to any stockholder at a shared address to which a single set of proxy materials was delivered and who wishes to receive separate sets in the future. Stockholders receiving multiple sets of proxy materials may likewise request that the Company deliver a single set of proxy materials in the future. Stockholders may notify the Company of their requests by calling the Company at its principal executive offices at (908) 518-0500 or writing to 309 Pierce Street Somerset, New Jersey 08873, Attention: Legal.
If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.
Expenses and Solicitation
All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. The Company may elect to engage outside professionals to assist it in the distribution and solicitation of proxies at a fee to be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.
Other Matters
The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.
To the extent that information contained in this Proxy Statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.
This Proxy Statement and our Annual Report on Form 10-K is available in the “Financial Information” section of our website at www.gpgi.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to: GPGI, Inc., 309 Pierce Street, Somerset, New Jersey, 08873, Attention: Legal.
If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.
Where You Can Find Additional Information
We are subject to the informational requirements of the Exchange Act, and are required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that we file with the SEC, including this Proxy Statement, may be accessed from the SEC’s website on the Internet at www.sec.gov, free of charge. You may also obtain any reports, statements or other information that we file with the SEC by accessing our website at www.gpgi.com or you may request such reports, statements or other information in writing or by telephone as follows:
GPGI, INC.
309 Pierce Street
Somerset, New Jersey 08873
Attention: Corporate Secretary
Telephone: (908) 518-0500
The information contained on our website or in any of our reports filed with the SEC shall not be deemed to be incorporated by reference into this Proxy Statement, except to the extent we specifically incorporate it by reference.
We have not authorized anyone to provide you with information that differs from that contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as on any date other than the date of the Proxy Statement, and the mailing of this Proxy Statement to our stockholders shall not create any implication to the contrary.
Attendance at Annual Meeting
For instructions on how to attend the virtual Annual Meeting, please refer to www.virtualshareholdermeeting.com/GPGI2026. You are urged to authorize your proxy via the Internet,

or, if you have requested paper copies of our proxy materials, complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting.
By Order of the Board of Directors,
David A.P. Marshall
Chief Legal Counsel and Corporate Secretary
Dated: April 24, 2026

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V92082-P51251 For Withhold For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! GPGI, INC. 309 PIERCE STREET SOMERSET, NJ 08873 Nominees: 1. Election of Directors GPGI, INC. The Board of Directors recommends you vote FOR all of the nominees listed below on proposal 1: 1a. Joseph J. DeAngelo 1b. Brian F. Hughes 1c. Mark R. James 1d. Thomas R. Knott NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR proposals 2 and 4 and for 1 YEAR for proposal 3: 2. A proposal to approve, on an advisory basis, the 2025 compensation of the Company's named executive officers as disclosed in the Company's 2026 proxy statement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. A proposal to approve, on an advisory basis, the frequency (i.e., every one, two or three years) of future advisory votes to approve the compensation of the Company's named executive officers. 4. A proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2026. ! ! ! ! 1 Year 2 Years 3 Years Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GPGI2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w 26-10842-1 C2.1 P1

V92083-P51251 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 10-K Wrap are available at www.proxyvote.com. GPGI, INC. Annual Meeting of Stockholders June 11, 2026 10:00 AM Eastern Time This proxy is solicited by the Board of Directors The undersigned, revoking any prior proxies, hereby appoints Thomas R. Knott and Kurt Schoen, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Class A Common Stock of the undersigned at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/GPGI2026, on Thursday, June 11, 2026 at 10:00 a.m., Eastern Time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 24, 2026, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof. If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of the nominees listed in Proposal 1 to serve as directors on the Board of Directors and FOR Proposal 2 to approve, on an advisory basis, the 2025 compensation of the Company's named executive officers and 1 YEAR on Proposal 3 to approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers and FOR Proposal 4 to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026, and at their discretion on any other matter that may properly come before the meeting or any adjournments thereof. Continued and to be signed on reverse side 26-10842-1 C2.1 P2